UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

BEL FUSE INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

OF

BEL FUSE INC.

TO BE HELD TUESDAY, MAY 23, 2023

To our Shareholders:

NOTICE IS HEREBY GIVEN that the 2023 Annual Meeting of Shareholders (the “Annual Meeting”) of Bel Fuse Inc. (“Bel” or the “Company”) will be held on Tuesday, May 23, 2023, at 11:00 a.m. local time.  As we did last year, our Board of Directors has determined to hold the Annual Meeting online in a virtual meeting format by remote communication, via live audio webcast. The virtual webcast meeting will afford shareholders the same rights and access as if the meeting were held in person, including the ability to vote shares electronically during the meeting. Shareholders who wish to attend the virtual meeting may register at https://www.cstproxy.com/belfuse/2023 using the control number provided on your Notice of Internet Availability of Proxy Materials.

The Annual Meeting will be held for the following purposes:

1.	To elect three directors for three-year terms as described in the proxy statement.

2.	To ratify the designation of Grant Thornton LLP to audit Bel’s books and accounts for 2023.

3.	To approve, on an advisory basis, the executive compensation of the Company’s Named Executive Officers as described in the proxy statement.

4.	To vote, on an advisory basis, on how often the Company will conduct an advisory vote on executive compensation.

5.	To consider and act upon other matters which may properly come before the meeting and/or any adjournment or adjournments thereof.

If you are a Class A shareholder of record, you can vote by following the instructions in your Notice of Internet Availability of Proxy Materials (“E-Proxy Notice” or the “Notice”).

The E-Proxy Notice, which contains instructions on how to access the notice of annual meeting, proxy statement and annual report on the Internet and, for Class A shareholders of record, how to execute your proxy and vote your shares, is first being mailed to holders of our common stock on or about April 10, 2023. This notice also contains instructions on how to request a paper copy of the proxy materials.

The Board of Directors has fixed the close of business on March 27, 2023 as the date for determining the shareholders of record entitled to receive notice of, and to vote at, the Annual Meeting.  As described in the accompanying proxy materials, holders of record of our Class A Common Stock as of the close of business on March 27, 2023 will be able to vote and ask questions during the Annual Meeting.

We thank you for your interest in our Company and look forward to your participation at our Annual Meeting.

By Order of the Board of Directors LYNN HUTKIN, Secretary

Jersey City, New Jersey

April 10, 2023

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO VOTE BY INTERNET, TELEPHONE OR MAIL AS PROMPTLY AS POSSIBLE. IF YOU DO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE AT THE MEETING.

THIS NOTICE AND THE ACCOMPANYING PROXY STATEMENT ARE FURNISHED TO THE HOLDERS OF THE COMPANY’S CLASS B COMMON STOCK, PAR VALUE $0.10 PER SHARE, FOR INFORMATIONAL PURPOSES.  HOLDERS OF CLASS B COMMON STOCK ARE NOT ENTITLED TO VOTE AT THE ANNUAL MEETING IN ACCORDANCE WITH THE COMPANY’S CERTIFICATE OF INCORPORATION, AS AMENDED.

Important notice regarding the availability of proxy materials for the Annual Meeting of Shareholders to be held on May 23, 2023:

Our proxy materials including our Notice of Internet Availability of Proxy Materials, Proxy Statement for the 2023 Annual Meeting, our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and proxy card are available on the Internet at https://www.cstproxy.com/belfuse/2023

BEL FUSE INC.

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 23, 2023

This proxy statement is being furnished to the holders of the Class A Common Stock, par value $0.10 per share (the “Class A Common Stock”), of Bel Fuse Inc. (“Bel” or the “Company”), a New Jersey corporation with its principal executive offices at 206 Van Vorst Street, Jersey City, New Jersey 07302, in connection with the solicitation by the Board of Directors of Bel of proxies to be used at Bel’s 2023 Annual Meeting of Shareholders (the “Annual Meeting”), including at any adjournments thereof.  The Annual Meeting will be held on Tuesday, May 23, 2023 at 11:00 a.m. local time.

The Board of Directors has opted, as with the 2022 Annual Meeting of Shareholders, to conduct a virtual-only Annual Meeting which will be held online by remote communication. The Board adopted a virtual format in 2020, and, based on the success of the virtual format used for each Annual Meeting held since 2020, the Board has determined to once again utilize the virtual annual meeting format. The Board believes that the virtual format provides greater access for shareholders to participate in the Annual Meeting as compared to an in-person meeting held in one geographic location. The virtual meeting format enables consistent opportunities for all shareholders, regardless of their geographic location, to attend the Annual Meeting, thereby facilitating the potential for greater shareholder attendance and engagement. The virtual webcast meeting will afford shareholders the same rights and access as if the meeting were held in person, including the ability to vote Class A shares electronically during the meeting.

You may register for the virtual meeting by visiting https://www.cstproxy.com/belfuse/2023 using the control number provided on your E-Proxy Notice. A Notice of Internet Availability of Proxy Materials (“E-Proxy Notice” or “Notice”) is first being sent to shareholders on or about April 10, 2023.

The Board of Directors has fixed the close of business on March 27, 2023 as the date for determining the shareholders of record entitled to receive notice of, and to vote at, the Annual Meeting.  As described in the proxy materials, holders of record of our Class A Common Stock as of the close of business on March 27, 2023 will be able to vote and ask questions during the Annual Meeting. If you are a Class A shareholder of record, you can vote by following the instructions in your E-Proxy Notice.

This proxy statement is also furnished to the holders of Bel’s Class B Common Stock, par value $0.10 per share (the “Class B Common Stock”), for informational purposes. Holders of Class B Common Stock are not entitled to vote at the Annual Meeting in accordance with Bel’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”). As a result, pursuant to the E-Proxy Notice which is first being sent to shareholders on or about April 10, 2023 as described above, we are furnishing this proxy statement to shareholders and, as to holders of the Class A Common Stock, the form of proxy. As used in the remainder of this proxy statement, unless otherwise indicated, the term “shareholders” shall refer to the holders of Bel’s Class A Common Stock.

INTERNET AVAILABILITY OF PROXY MATERIALS

We are relying upon a U.S. Securities and Exchange Commission rule that allows us to furnish proxy materials to shareholders over the Internet. As a result, beginning on or about April 10, 2023, we sent by mail or e-mail a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including our Proxy Statement and Annual Report on Form 10-K, over the Internet and how to vote your shares of Class A Common Stock. Internet availability of our proxy materials is designed to expedite receipt by shareholders and lower the cost and environmental impact of our Annual Meeting. However, if you received such a notice and would prefer to receive paper copies of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials.

If you received your proxy materials via e-mail, the e-mail contains voting instructions, including a control number required to vote your shares of Class A Common Stock, and links to the Proxy Statement and the Annual Report on Form 10-K on the Internet. If you received your proxy materials by mail, the Notice of Annual Meeting, Proxy Statement, Annual Report on Form 10-K, and, as to holders of Class A Common Stock, the proxy card, are enclosed.

If you hold our Class A Common Stock through more than one account, you may receive multiple copies of these proxy materials and will have to follow the instructions for each in order to vote all of your shares of Class A Common Stock.

Important notice regarding the availability of proxy materials for the Annual Meeting of Shareholders to be held on May 23, 2023:

Our proxy materials including our Notice of Internet Availability of Proxy Materials, Proxy Statement for the 2023 Annual Meeting, our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and proxy card are available on the Internet at

https://www.cstproxy.com/belfuse/2023

About the Annual Meeting

Q:	What matters will be voted on at the Annual Meeting?

A:	You will be asked to vote on the following proposals:

1.	The election of three directors for three-year terms as described in the proxy statement.

2.	The ratification of the designation of Grant Thornton LLP to audit Bel’s books and accounts for 2023.

3.	Approval, on an advisory basis, of the executive compensation of the Company’s Named Executive Officers as described in the proxy statement.

4.	To vote, on an advisory basis, on how often the Company will conduct an advisory vote on executive compensation.

5.	Action on any other business as may properly come before the meeting and/or any adjournment or adjournments thereof.

Q:	How are the proxy materials being delivered?

A:

The Notice of 2023 Annual Meeting of Shareholders, this Proxy Statement, the Company’s 2022 Annual Report on Form 10-K and the proxy card (or voting instruction form) are referred to as our “proxy materials.” Pursuant to the rules of the Securities and Exchange Commission (the “SEC”), we are furnishing our proxy materials to certain shareholders over the Internet. Most shareholders are receiving by mail a Notice of Internet Availability of Proxy Materials (an “E-Proxy Notice” or “Notice”), which provides general information about the Annual Meeting; the matters to be voted on at the Annual Meeting; the website where our proxy statement and annual report are available for review, downloading and printing; and for our Class A shareholders, instructions on how to submit proxy votes.

To request paper copies of, or an e-mail with links to the electronic versions of, the proxy materials for the Annual Meeting or future annual meetings, please contact us on or before May 12, 2023 to facilitate a timely delivery in one of the following manners:

1.	Internet - Go to https://www.cstproxy.com/belfuse/2023. Follow the instructions to log in and request paper or e-mail copies.

2.	Telephone - Call Continental Stock Transfer’s toll-free number, 1-888-266-6791, using a touch-tone telephone. Follow the instructions to log in and request paper or e-mail copies.

3.

E-mail - Send an e-mail to proxy@continentalstock.com with “Bel Fuse Inc. material request” in the subject line. The e-mail must include:

(a) The 12-digit control number located in the box in the upper right hand corner on the front of the E-Proxy Notice.

(b) Your preference to receive printed materials via mail or to receive an e-mail with links to the electronic materials.

(c) If you choose e-mail delivery, you must include an e-mail address.

(d) If you would like this election to apply to the delivery of materials for all future meetings, write the word “Permanent” and include the last four digits of your social security number or tax ID number in the e-mail.

Q:	How can I attend the Annual Meeting?

A:

To participate in the Annual Meeting by voting and/or asking questions, record and beneficial owners of our Class A Common Stock should visit https://www.cstproxy.com/belfuse/2023. Shareholders of record can enter the 12-digit control number included on your E-Proxy Notice (or on your proxy card, if you requested delivery of paper materials). If you do not have your control number, you may contact Continental Stock Transfer at 917-262-2373 or by e-mail at proxy@continentalstock.com. Beneficial investors who hold shares through a bank, broker or other intermediary, will need to contact Continental Stock Transfer at least 72 hours in advance of the Annual Meeting to obtain a legal proxy. Once you have your legal proxy, contact Continental Stock Transfer at the above-noted phone number or e-mail address to have a control number generated. Interested persons may also access the Annual Meeting (listen-only) by dialing +1 800-450-7155 (toll-free) within the United States and Canada or by dialing +1 857-999-9155 (standard rates apply) outside the United States and Canada. The passcode for telephone access is 2710738#.

For Class A shareholders logging into the website, you may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting; if you wish to submit a question, you may do so during the meeting by logging into the meeting website, typing your question into the chat box field, and clicking “Submit.”

If you encounter any technical difficulties with the virtual meeting platform on the meeting day, please call (917) 262-2373. Technical support will be available beginning at 9:00 a.m. Eastern Time on May 23, 2023 and will remain available until the meeting has ended.

For purposes of this proxy statement, presence in person at the Annual Meeting will mean participation in the Annual Meeting virtually by remote communications.

Q:	What is the record date for the Annual Meeting, and who is entitled to vote at the Annual Meeting?

A:

The Board of Directors has fixed the close of business on March 27, 2023 as the date for determining the shareholders of record entitled to receive notice of, and to vote at, the Annual Meeting. As described in the proxy materials, holders of record of our Class A Common Stock as of the close of business on March 27, 2023 will be able to vote and ask questions during the Annual Meeting. If you are a Class A shareholder of record, you can vote by following the instructions in your E-Proxy Notice.

This proxy statement is also furnished to the holders of Bel’s Class B Common Stock for informational purposes.  Holders of Class B Common Stock are not entitled to vote at the Annual Meeting in accordance with Bel’s Certificate of Incorporation.

See also the Q&A captioned “What constitutes a quorum for purposes of the Annual Meeting, what vote is required to approve each proposal, how are votes counted, what are broker non-votes, and what shares are entitled to vote?”, below.

Q:	How do I vote my shares?

A:	If you are a Class A shareholder of record, you can vote by:

●

Internet - If you wish to vote using the Internet, you can access at the webpage at https://www. cstproxy.com/belfuse/2023 and follow the on-screen instructions or scan the QR code on your E-Proxy Notice with your smartphone. Please have your E-Proxy Notice or proxy card available when you access the webpage. If you vote on the Internet before the Annual Meeting, you do not need to return your proxy card or voting instruction card. Internet voting for shareholders will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on May 22, 2023.

●

Mail - The E-Proxy Notice provides instructions on how you can request a paper copy of the proxy materials. If you have received a paper proxy card and wish to vote by mail, please sign your name exactly as it appears on your proxy card, date and mail your proxy card in the enclosed envelope. The envelope requires no additional postage if mailed in the United States. Please mail in time to be received by May 22, 2023 at 5:00 pm Eastern Time.

●

At the Virtual Meeting - You may attend the Annual Meeting virtually and once logged in, you will be able to vote online during the Annual Meeting. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy executed in your favor from the holder of record to be able to attend and vote at the meeting, as described below. If you submit a proxy and then wish to change or vote at the virtual meeting, you will need to revoke the proxy that you have submitted, as described below.

For Class A shareholders logging into the website, you may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting; if you wish to submit a question, you may do so during the meeting by logging into the meeting website, typing your question into the chat box field, and clicking “Submit.”

If you encounter any technical difficulties with the virtual meeting platform on the meeting day, please call (917) 262-2373. Technical support will be available beginning at 9:00 a.m. Eastern Time on May 23, 2023 and will remain available until the meeting has ended.

For purposes of this proxy statement, presence in person at the Annual Meeting will mean participation in the Annual Meeting virtually by remote communications.

Q:	How do I vote my shares if they are registered in the name of my broker (or “street name”)?

A:

If your Class A shares are registered in the name of your broker, bank or other agent, you are the “beneficial owner” of those shares and those shares are considered as held in “street name.” You should have received proxy materials and voting instructions from your broker, bank or other agent rather than directly from us. You should follow the instructions provided by that organization to ensure that your vote is counted.

If you wish to vote at the Annual Meeting, you must first obtain a valid, legal proxy from your broker, bank or other agent. You may also contact Continental Stock Transfer at least 72 hours in advance of the Annual Meeting for assistance in obtaining a legal proxy.  Once you have your legal proxy, contact Continental Stock Transfer at 917-262-2373 or by e-mail at proxy@continentalstock.com to have a control number generated.

Q:	Can I change my vote after I return my proxy card? What if I return my signed proxy card but do not provide instructions on how to vote?

A:

A form of proxy is furnished for use at the Annual Meeting if a shareholder is unable to attend the meeting by participating virtually. Each proxy may be revoked at any time before it is exercised by giving written notice to the secretary of the meeting. A subsequently dated proxy will, if properly presented, revoke a prior proxy. Any shareholder may attend the meeting by participating virtually and vote online during the meeting whether or not he has previously given a proxy. All shares represented by valid proxies pursuant to this solicitation (and not revoked before they are exercised) will be voted as specified in the form of proxy. If a proxy is signed but no specification is given, the shares will be voted “FOR” the Board’s nominees to the Board of Directors, “FOR” the ratification of the designation of Grant Thornton LLP to audit Bel’s books and accounts for 2023, “FOR” the approval, on an advisory basis, of the executive compensation of the Company’s Named Executive Officers and for the Company holding an advisory vote on executive compensation “EVERY YEAR”.

Q:	Who will bear the costs of soliciting proxies?

A:

The entire cost of soliciting these proxies will be borne by Bel. In following up on the original solicitation of the proxies by mail, Bel may make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of stock held of record by such persons and may reimburse them for their expenses in so doing. If necessary, Bel may also use its officers and their assistants to solicit proxies from the shareholders, either personally or by telephone or special letter.

Q:	How does the Board recommend that I vote my shares?

A:

The Board of Directors recommends that you vote “FOR” the Board’s nominees, “FOR” the ratification of the designation of Grant Thornton LLP to audit Bel’s books and accounts for 2023, “FOR” the approval, on an advisory basis, of the executive compensation of the Company’s Named Executive Officers and for the Company holding an advisory vote on executive compensation “EVERY YEAR”. With respect to any other matters that properly come before the Annual Meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion in the best interests of the Company. As of the date of this proxy statement, the Board of Directors had no knowledge of any business other than the proposals described in this proxy statement that would be presented for consideration at the Annual Meeting.

Q:	What constitutes a quorum for purposes of the Annual Meeting, what vote is required to approve each proposal, how are votes counted, what are broker non-votes, and what shares are entitled to vote?

A:

The presence via participation in the virtual webcast meeting or by proxy of holders of a majority of the outstanding shares of the Company’s Class A Common Stock will constitute a quorum for the transaction of business at the Company’s Annual Meeting.

Assuming that a quorum is present, the election of directors (Proposal 1) will be determined by plurality vote of the shares of Class A Common Stock represented and entitled to vote at the Annual Meeting (which means that the nominees who receive the most votes will be elected). You may vote either FOR the respective nominees or WITHHOLD your vote from the respective nominees. Votes that are withheld will not be included in the vote tally for the election of the director. Banks, brokers or other nominees do not have discretionary authority to vote on this matter. (Please see the further discussion in this Q&A below regarding broker non-votes.) As a result, abstentions and broker non-votes, if any, will not affect the outcome of the vote on Proposal 1. Holders of Class A Common Stock are not entitled to cumulative voting in the election of directors.

Approval of Proposal 2 (ratification of the designation of Grant Thornton LLP to audit Bel’s books and accounts for 2023) will require the affirmative vote of a majority of the votes cast with respect to such proposal.  Proposal 2 is generally considered to be a “routine” matter which means that banks, brokers or other nominees will have discretionary authority to vote on this matter. Accordingly, no broker non-votes are expected to occur on Proposal 2. We are not required to obtain the approval of our shareholders to select our independent registered public accounting firm. However, if our shareholders do not ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2023, the Audit Committee of our Board of Directors values the opinion of our shareholders and will reconsider its appointment, taking the results of this vote into consideration.

With respect to Proposal 3, the affirmative vote of a majority of the votes cast will constitute the shareholders' non-binding approval of the advisory vote on our Named Executive Officers' compensation.  Proposal 3 is generally not considered to be a “routine” matter which means that banks, brokers or other nominees do not have discretionary authority to vote on this matter. Accordingly, broker non-votes will occur on this proposal.

With respect to Proposal 4, the option of one year, two years or three years that receives the highest number of votes cast will be the frequency of the vote on the compensation of our Named Executive Officers that has been approved by the shareholders on an advisory basis. Proposal 3 is generally not considered to be a “routine” matter which means that banks, brokers or other nominees do not have discretionary authority to vote on this matter. Accordingly, broker non-votes will occur on this proposal.

For purposes of determining the votes cast with respect to any matter presented for consideration at the Annual Meeting, only those cast “for” or “against” will be included.  Abstentions and broker non-votes will be counted only for the purpose of determining whether a quorum is present at the Annual Meeting. As a result, abstentions and broker non-votes, if any, on Proposals 2, 3 and 4, will not affect the outcome of the votes on these proposals.

Broker non-votes occur when brokers who hold their customers’ shares in street name submit proxies for such shares on some matters, but not others.  Generally, this would occur when brokers have not received any instructions from their customers. Banks and brokers acting as nominees are permitted to use discretionary voting authority to vote proxies for proposals that are deemed “routine” by the New York Stock Exchange (the rules of which govern broker voting), but are not permitted to use discretionary voting authority to vote proxies for proposals that are deemed “non-routine” by the New York Stock Exchange. The determination of which proposals are deemed “routine” versus “non-routine” may not be made by the New York Stock Exchange until after the date on which this proxy statement has been mailed to you. As such, it is important that you provide voting instructions to your bank, broker or other nominee, if you wish to determine the voting of your shares. If the New York Stock Exchange determines a proposal to be “non-routine,” failure to vote, or to instruct your broker how to vote any shares held for you in your broker’s names, will have the same effect as a vote against such proposal. A broker non-vote occurs when a proposal is deemed “non-routine” and a nominee holding shares for a beneficial owner does not have discretionary voting authority with respect to the matter being considered and has not received instructions from the beneficial owner. The election of directors (Proposal 1), the advisory vote on executive compensation (Proposal 3), and the advisory vote on how often the Company will conduct an advisory vote on executive compensation (Proposal 4) are generally not considered to be a “routine” matter and brokers are not permitted to vote on these matters if the broker has not received instructions from the beneficial owner. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares. The ratification of our independent registered public accounting firm (Proposal 2) is generally considered to be a “routine” matter, and hence your brokerage firm may be able to vote on Proposal 2 even if it does not receive instructions from you, so long as it holds your shares in its name.

Holders of record of the Class A Common Stock at the close of business on March 27, 2023 (the record date fixed by the Board of Directors) will be entitled to receive notice of, and to vote at, the Annual Meeting. At the close of business on the record date, there were 2,141,589 shares of Class A Common Stock outstanding. However, as a result of protective provisions in the Company’s Certificate of Incorporation described below, the voting rights of one shareholder of the Company, GAMCO Investors, Inc. et al. (“GAMCO”), have been suspended and all of the shares of Class A Common Stock beneficially owned by such shareholder will not be included in determining the number of shares entitled to vote at the Annual Meeting.  Based on filings made by GAMCO with the SEC, such shareholder beneficially owned in the aggregate 384,338 shares of Class A Common Stock on the record date.  Accordingly, a total of 1,757,251 shares of Class A Common Stock will be entitled to vote at the Annual Meeting, each of which will be entitled to one vote on all matters to come before the meeting.

The Company’s Certificate of Incorporation provides that if a shareholder, other than shareholders subject to specific exceptions, acquired (after the date of the Company’s 1998 recapitalization) 10% or more of the outstanding Class A Common Stock and does not own an equal or greater percentage of all then outstanding shares of both Class A and Class B Common Stock (all of which must have been acquired after the date of the 1998 recapitalization), such shareholder must, within 90 days of the trigger date, purchase shares of Class B Common Stock in an amount and at a price determined in accordance with a formula described in the Certificate of Incorporation, or forfeit its right to vote its shares of Class A Common Stock.  As of the record date, to the Company’s knowledge, GAMCO beneficially owned in excess of 10% of the outstanding shares of Class A Common Stock with no ownership of the Company’s Class B Common Stock and with no basis for exception from the operation of these provisions.  In order to vote its shares at the Annual Meeting, this shareholder was required to either purchase the required number of shares of Class B Common Stock or sell or otherwise transfer shares of Class A Common Stock until its Class A holdings were under 10%.  As of the record date, to the Company’s knowledge, GAMCO has not taken the required actions and, accordingly, the voting rights of GAMCO are currently suspended.

The Company’s management is not aware of any individual or entity that owned of record or beneficially more than 5% of the Class A Common Stock as of the record date other than Daniel Bernstein, GAMCO, TETON Westwood Funds-TETON Westwood Mighty Mites Fund, Christopher F. Bennett and Dimensional Fund Advisors LP. Daniel Bernstein is President, Chief Executive Officer and a Director of the Company.  The business address for Daniel Bernstein is 206 Van Vorst Street, Jersey City, New Jersey 07302. The following table provides information regarding the beneficial ownership of Class A Common Stock by Dimensional Fund Advisors LP, Christopher F. Bennett, TETON Westwood Funds – TETON Westwood Mighty Mites Fund, and GAMCO. For information regarding the number of shares beneficially owned by Daniel Bernstein, see “Election of Directors - Beneficial Ownership of the Company’s Stock”.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class	Percent of Class Whose Voting Rights Were Not Suspended
Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	97,522(1)	4.55%	5.55%
Christopher F. Bennett P.O. Box 216 Short Hills, NJ 07078	128,739(2)	6.01%	7.33%
TETON Westwood Funds – TETON Westwood Mighty Mites Fund One Corporate Center Rye, NY 10580	122,800(3)	5.73%	6.99%
GAMCO Investors, Inc. et al. One Corporate Center Rye, NY 10580-1435	384,338(4)	17.95%	0.00%

________________

1.

Pursuant to a filing made by Dimensional Fund Advisors LP with the SEC on February 9, 2023, Dimensional Fund Advisors LP, a registered investment adviser, is the beneficial owner of the shares listed above as the result of acting as investment advisor to its clients, who have the right to direct the receipt of dividends, to receive dividends from such shares and to receive the proceeds from the sale of such shares.  Such shares represented 4.55% of the outstanding shares.  However, as a result of the suspension of voting rights of one other shareholder, Dimensional Fund Advisor LP’s percentage of the voting shares is 5.55%.

2.

Pursuant to a filing made by Christopher F. Bennett with the SEC on March 3, 2023, Christopher F. Bennett is the beneficial owner of the shares listed above and who has the right to direct the receipt of dividends, to receive dividends from such shares and to receive the proceeds from the sale of such shares.  Such shares represented 6.01% of the outstanding shares.  However, as a result of the suspension of voting rights of one other shareholder, Christopher F. Bennett’s percentage of the voting shares is 7.33%.

3.

Pursuant to a filing made by TETON Westwood Funds – TETON Westwood Mighty Mites Fund with the SEC on January 17, 2023, TETON Westwood Funds – TETON Westwood Mighty Mites Fund, a registered investment company, is the beneficial owner of the shares listed above as a result of its proxy voting committee exercising sole voting power and sole dispositive power over such shares.  The filing indicated that such shares represented 5.73% of the outstanding shares.  However, as a result of the suspension of voting rights of one other shareholder, TETON Westwood Funds – TETON Westwood Mighty Mites Fund’s percentage of the voting shares is 6.99%.

4.

Pursuant to a filing made by GAMCO with the SEC on March 2, 2023, Mario J. Gabelli and various entities which he directly or indirectly controls or for which he acts as chief investment officer beneficially own 384,338 shares of Class A Common Stock.  The filing discloses that the beneficial ownership of two of such investment companies is as follows:  Gabelli Funds, LLC:  211,000 shares (or 9.85%) and GAMCO Asset Management Inc.:  173,338 shares (or 8.09%).  According to such filing, each of the Reporting Persons and Covered Persons (as defined in the filing) has the sole power to vote or direct the vote and sole power to dispose or to direct the disposition of the securities reported for it, either for its own benefit or for the benefit of its investment clients or its partners, as the case may be, except that (i) GAMCO does not have the authority to vote 4,338 of its reported shares, (ii) Gabelli Funds has sole dispositive and voting power with respect to the shares of Bel held by the Funds so long as the aggregate voting interest of all joint filers does not exceed 25% of their total voting interest in Bel and, in that event, the proxy voting committee of each Fund shall respectively vote that Fund's shares, (iii) at any time, the proxy voting committee of each such Fund may take and exercise in its sole discretion the entire voting power with respect to the shares held by such fund under special circumstances such as regulatory considerations, and (iv) the power of Mario Gabelli, GAMCO Investors, Inc., Associated Capital Group, Inc. and GGCP, Inc. is indirect with respect to securities beneficially owned directly by other Reporting Persons. As explained above, all of such 384,338 shares may not be voted at the Annual Meeting and are not included in the total number of shares entitled to vote at the meeting.  If GAMCO’s voting rights had not been suspended and such shares had been so included, they would have represented 17.95% of the outstanding shares.

Proposal 1

ELECTION OF DIRECTORS

Our Nominees and Continuing Directors

The Company’s directors are elected on a staggered term basis, with each class of directors being as nearly equal as possible, and standing for re-election once in each three-year period.  The Board currently consists of nine directors. At the Annual Meeting, the holders of the Class A Common Stock will elect three directors for three-year terms.  Each of the Board’s nominees has consented to be named in this proxy statement and to serve as a director if elected.

The Board of Directors has nominated Thomas E. Dooley, Dr. Rita V. Smith and Jacqueline Brito for election as directors at the Annual Meeting, each for a term of office expiring in 2026.

The Board of Directors recommends a vote “FOR” each of the nominees for director.

Unless a shareholder either indicates “withhold authority” on his or her proxy or indicates on his or her proxy that his or her shares should not be voted for certain nominees, it is intended that the persons named in the proxy will vote for the election as directors of the nominees listed below to serve until the expiration of their terms and thereafter until their successors shall have been duly elected and shall have qualified. Discretionary authority is also solicited to vote for the election of a substitute or substitutes for said nominees if any of them, for any reason presently unknown, cannot be a candidate for election.

The following sets forth information as of April 1, 2023 concerning the nominees for election to the Board of Directors and comparable information with respect to those directors whose terms of office will continue beyond the date of the Annual Meeting. Unless otherwise indicated, positions have been held for more than five years.

NOMINEES FOR DIRECTORS FOR A TERM TO EXPIRE AT THE 2026 ANNUAL MEETING

Name	Age	Director Since	Business Experience
Thomas E. Dooley	66	February 2020	Retired; formerly held various executive positions at Viacom Inc. (entertainment), including Interim CEO, Chief Operating Officer, Senior Executive Vice President and Chief Administrative Officer.
Rita V. Smith	72	February 2020

Partner at C-Suite Healthcare Advisors (health care, consulting, including strategic resource planning and budgeting, information management systems, case management, and reporting and compliance) (June 2018 to present); previously, Vice President Interim Projects at Robert Wood Johnson Barnabas Health (May 2022 – August 2022); Senior Vice President of Patient Care Services and Chief Nursing Officer at Robert Wood Johnson Barnabas Health - Jersey City Medical Center (December 2004 – June 2019)

Jacqueline Brito	59	October 2021

CEO of HR Asset Partners LLC (a Florida-based human capital risk prevention consulting firm, including advisory and coaching services), founded by Ms. Brito (2019 to present); Graduate Business Instructor at Rollins College (2014 to present); previously held positions at the Crummer Graduate School of Business including Assistant Dean of Admission and Marketing (2010 to 2019), MBA and Career Development Center Director (2007 to 2010), Director of Admission (2004 to 2007); Human Resource Internal Consultant/Business Partner at Orlando Sentinel Communications – a Chicago Tribune Company (1998 to 2004).

CONTINUING DIRECTORS WHOSE TERMS EXPIRE AT THE 2025 ANNUAL MEETING

Name	Age	Director Since	Business Experience
Daniel Bernstein	69	1986	President (June 1992 to present) and Chief Executive Officer (May 2001 to present) of the Company; Vice President and Treasurer of the Company (prior years to June 1992).
Peter Gilbert	75	1987	Retired; Former President and Chief Executive Officer of Gilbert Manufacturing Co., Inc. (a manufacturer of electrical components).
Vincent Vellucci	73	2016

Retired; formerly held various positions at Arrow Electronics, Inc. (a global distributor of electrical components) for over 45 years, through January 2014, including President of Arrow’s Global Specialty Businesses Division (January 2013 to January 2014) and President of Arrow’s Americas Components Division (March 2010 through January 2013).

CONTINUING DIRECTORS WHOSE TERMS EXPIRE AT THE 2024 ANNUAL MEETING

Name	Age	Director Since	Business Experience
John F. Tweedy	77	1996

Member and operating manager of Tweedy Financial Services, LLC (a financial consulting firm) (January 2007 to present); independent consultant (February 2000 to present); Director of Public Relations of GlobeSpan Semiconductor Inc. (supplier of semiconductor integrated circuit products) (January 1999 to February 2000); Director of Corporate Communications of Standard Microsystems Corp. (supplier of semiconductor integrated circuit products) (July 1995 to January 1999); Deputy Mayor (April 2011 to April 2015) and Trustee (April 2011 to March 2017) of the Village of Bellerose, New York.

Mark B. Segall	60	2011

Managing Director of Kidron Corporate Advisors LLC (a New York-based mergers and acquisitions corporate advisory firm), founded by Mr. Segall (2003 to present); Chief Executive Officer of Kidron Capital Securities LLC (a registered broker-dealer) (2009 to present); Co-Chief Executive Officer of Investec, Inc. (2001 to 2003); head of investment banking and general counsel at Investec Inc. (1999 to 2001); Partner at the law firm of Kramer, Levin, Naftalis & Frankel LLP (1996 to 1999); Director of National CineMedia, Inc. (March 2018 to present) and Chairman of the Board of National CineMedia, Inc. (August 2019 to present); Director of iAM Capital Group Plc (and certain affiliated entities) (2000 to 2014 and  2017 to present); Director of CITIC Capital Acquisition Corp. (February 2021 to February 2022); Director of Ronson Europe N.V. (2008 to February 2017; Chairman of the Board from 2011 to February 2017).

Eric Nowling	66	2014

Former Sr. Vice President and Corporate Controller (December 2015 to September 2021) and Vice President of Global Accounting (February 2008 to December 2015) for Verint Systems Inc. (a supplier of software and hardware products for business intelligence and security intelligence); served in various positions, including Vice President, Controller, Chief Accounting Officer and as CFO for Standard Microsystems Corporation (supplier of semiconductor integrated circuit products) (September 1986 to April 2006).

Board Qualifications

The Nominating and ESG Committee of the Company’s Board (the “Nominating and ESG Committee”) is responsible for identifying qualified individuals for membership on the Board and for recommending to the Board the director nominees for election at each annual meeting of shareholders and at any other meeting of shareholders at which directors are to be elected. The Company’s Board and the Nominating and ESG Committee intend to consider diversity as a factor in new board membership as vacancies on the Board occur.  In describing the selection process for new director candidates, the Company’s Corporate Governance Guidelines observe that the Nominating and ESG Committee considers all aspects of each candidate’s qualifications and skills in the context of the needs of the Company at that point in time with a view to creating a well-rounded Board with diversity of experience and perspectives, including diversity with respect to gender, race, ethnicity, knowledge, skills, background, and areas of expertise. See “Board Diversity,” below. The Board and the Nominating and ESG Committee will continue to take into account many other factors in the process of identifying such candidates, including the individual’s understanding of the Company’s business on a technical level, knowledge about and experience in the Company’s industry, understanding of finance, marketing and other areas that are relevant to the success of the Company in the current business environment and the candidate’s ability to make independent analytical inquiries of other Board members and of management.  See also “Nominating and ESG Committee Matters – Qualifications” and the charter of such committee for a description of the qualifications the Company’s directors must possess.  The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best serve the Company and represent the shareholders’ interests.

The Board considered the following attributes in determining that each nominee and continuing director is qualified to serve as a director of the Company:

Mr. Bernstein’s knowledge of Bel and its operations, gained over his 45 years of service to the Company, and the leadership he has demonstrated as President (since June 1992), Chief Executive Officer (since May 2001) and through his prior positions with the Company as Vice President of Operations and Director of Sales for the Fuse Division, coupled with his achievement of an MBA degree from Baruch College, led the Board to conclude that Mr. Bernstein should serve as a director of the Company.

Ms. Brito’s extensive background in diverse fields and disciplines including organizational culture, human capital planning, and executive and transformational leadership coaching (including as the founder and CEO of HR Asset Partners, a leadership strategy firm offering advisory services, and her prior service as the assistant dean of admission at Rollins College’s Crummer Graduate School of Business for nearly a decade where she provided executive, leadership and transformational coaching for graduate students, alumni and employees), together with Ms. Brito’s depth of expertise and insight having built a successful career in leadership development, succession planning and positive employee relations, led the Board to conclude that Ms. Brito should serve as a director of the Company.

Mr. Dooley’s experience as a senior executive officer of a substantial public company, together with his knowledge of corporate finance, operations, the telecom market and mergers and acquisitions, as well as his  Bachelor’s Degree from St. John’s University and an M.B.A from New York University, led the Board to conclude that Mr. Dooley should serve as a director of the Company.

Mr. Gilbert’s experience in the Company’s industry, as president and chief executive officer and a director of his own electrical components manufacturing business, his knowledge of Bel gained through his service as a director of the Company since 1987, his experience gained by serving as a director on various other boards, and his achievement of an MBA degree from Columbia University led the Board to conclude that Mr. Gilbert should serve as a director of the Company.

Mr. Nowling's more than 40 years of accounting and financial management experience, including his service in senior financial management positions at two publicly-traded technology companies for more than 30 years, and his educational accomplishments led the Board to believe that Mr. Nowling should serve as a director of the Company.  Mr. Nowling is the former Sr. Vice President and Corporate Controller and chief accountant for an $800 million technology company.  Mr. Nowling holds a B.S. degree in Economics (magna cum laude) from the University of Pennsylvania's Wharton School of Business and is a CPA.

Mr. Segall has an extensive background in mergers and acquisitions, including his experience as the Senior Managing Director and founder of Kidron Corporate Advisors LLC, a mergers and acquisitions corporate advisory boutique firm.  Mr. Segall received an AB in History from Columbia College, Columbia University and a JD from New York University School of Law.  His financial and investment banking experience, his educational background and the fact that he is an attorney all led the Board to conclude that Mr. Segall should serve as a director of Bel.

Dr. Smith’s experience in strategic resource planning and budgeting, information management systems, case management, and reporting and compliance, together with her experience at Robert Wood Johnson Barnabas Health - Jersey City Medical Center where she had responsibility for a staff of 1,500 people and an operating budget of $150 million, led the Board to conclude that Dr. Smith should serve as a director of the Company. This conclusion is supported by her educational background; Dr. Smith holds a Doctor of Nursing Practice from Rutgers University, a Master’s in Public Administration-Health Care Policy from New York University and a Bachelor’s Degree in Nursing from Kean University.

Mr. Tweedy’s business experience includes various positions held in engineering, corporate communications and public relations of companies in the electronics industry. This business experience, in addition to his knowledge and understanding of complex financial matters gained as an owner and operating manager of a financial consulting firm and his achievement of an MBA degree in business administration from Adelphi University, and a BSEE degree in engineering from Manhattan College, led the Board to conclude that Mr. Tweedy should serve as a director of the Company.

Mr. Vellucci has over 45 years of experience at Arrow Electronics, most recently serving as President of Arrow’s Global Specialty Businesses and prior to that position, as President of Americas Components where he was responsible for restructuring the Americas Electronics Components Division.  Prior to these positions, he served as Senior Vice President, Sales and he also held leadership positions in the emerging customer business unit, the military-aerospace business unit and in semiconductor marketing.  Over the span of his career he has been instrumental in various business transformation initiatives including mergers and acquisitions and strategic market analysis.  Mr. Vellucci has an educational background in marketing and attended the General Manager Program for Executives at the Harvard Business School.  These qualifications led the Board to conclude that Mr. Vellucci should serve as a director of the Company.

Executive Officers

The following sets forth information as of April 1, 2023 concerning the Company’s executive officers. Unless otherwise indicated, positions have been held for more than five years.

Name and Age	Executive Officer Since	Positions and Offices with the Company/Business Experience
Daniel Bernstein, 69	1985	President, Chief Executive Officer and Director
Farouq Tuweiq, 40	2021	Chief Financial Officer and Treasurer (effective February 15, 2021)
Suzanne Kozlovsky, 45	2022	Global Head of People (effective November 21, 2022)
Dennis Ackerman, 60	2001	President of Bel Power Solutions (June 2014 to present); Vice President of Operations
Peter Bittner III, 52	2015	President of Bel Connectivity Solutions (May 2015 to present)
Joseph Berry, 56	2023	Vice President of Magnetic Solutions (effective January 1, 2023)
Kenneth Lai, 50	2023	Vice President of Asia Operations (effective January 1, 2023)
Lynn Hutkin, 49	2023	Vice President of Financial Reporting and Investor Relations (effective January 1, 2023)

Mr. Bernstein has served the Company as President since June 1992 and as Chief Executive Officer since May 2001.  He previously served as Vice President (1985-1992) and Treasurer (1986-1992) and has served as a Director since 1986. He has occupied other positions with the Company since 1978.  He is currently a director of Bel Fuse Inc., Cinch Connectors, Inc., Bel Transformer Inc., Bel Power Inc. and Bel Stewart GmbH.

Mr. Tuweiq was appointed as the Company's Chief Financial Officer effective February 15, 2021.  Since July 29, 2021, Mr. Tuweiq has additionally served as the Company’s principal financial officer for purposes of the rules and regulations of the SEC, and as the Company’s Treasurer. Prior to joining Bel, he worked at BMO Capital Markets, member of BMO Financial Group, where he led and helped build the Industrial Technology Investment Banking practice.  Mr. Tuweiq spent his banking career advising public, private equity-backed, and privately-held companies on Mergers & Acquisitions and capital raising.  Previously, Mr. Tuweiq worked at Schneider Electric, a public multinational energy efficiency and automation provider, in its North American headquarters within the FP&A group.  Prior to that, he worked at Ernst and Young, within the audit group, serving public and private manufacturing and financial companies.  During his tenure, he worked on various audits, review of SEC filings, IPO preparation, implementation and testing of Sarbanes-Oxley compliance and controls, and carve-out financials while obtaining his CPA certification.  Mr. Tuweiq earned his B.A in Finance and MS in Accounting from Michigan State University and his MBA at Georgetown University, McDonough School of Business.

Ms. Kozlovsky joined Bel is November 2022 as the Global Head of People. Prior to her appointment by Bel, Ms. Kozlovsky was Vice President of Human Resources for Prinova (A Nagase Group Company) where she was a core member of the Global Executive Council and Strategy and Investment Team, leading significant transformational initiatives to inspire a culture of high performance in supporting sustainable growth. Ms. Kozlovsky held previous roles at Marmon Foodservice Technologies (A Berkshire Hathaway Company) and Bel Brands USA. At each of her former employers, she was successful in transforming the culture, resulting in recognition as National Best and Brightest Companies to Work For at each organization under her leadership.

Mr. Ackerman joined the Company in 1986 and has held the positions of Customer Service Manager, Sales Manager, Purchasing Director and Operations Director.  In 2001, he was named Vice President of Operations and in June 2014, he was named President of Bel Power Solutions, Inc.  In addition, Mr. Ackerman is currently a director of BPS Asia Pacific Electronics (Shenzhen) Co., Ltd., Bel Transformer Inc., Bel Power Solutions Inc., Bel Power Solutions GmbH, Bel Power Inc., Dongguan Transpower Electric Products Company Limited, and EOS Power India Private Limited.  Mr. Ackerman has an MBA degree from Fairleigh Dickinson University.

Mr. Bittner began his career in 1991 at Stewart Connector Systems.  He joined Insilco Technologies, Stewart Connector’s parent company, in 1999, serving as Industry Marketing Manager.  Following Insilco’s acquisition by Bel in 2003, Mr. Bittner was named General Manager of Stewart Connector.  Mr. Bittner assumed responsibility for the acquired businesses of Cinch Connectors, Gigacom Interconnect, Array Connector and Fibreco from their respective dates of acquisition.  In May 2015, Mr. Bittner was named President of Bel Connectivity Solutions.  He holds a Bachelor of Science degree in Business Management.

Mr. Berry joined Bel through the acquisition of Lucent Technologies’ Transformer and Inductor Division in 1999 and was appointed as Vice President of Magnetic Solutions in January 2023. In his prior role as Director of Operations and most recently as General Manager of Bel Magnetic Solutions, he has been an important contributor to the success of the Magnetic Solutions segment. Joe earned his Bachelor’s degree in Electrical Engineering from UMass-Lowell, his Master’s degree in Electrical Engineering from Northeastern University and received his MBA from Southern Methodist University.

Mr. Lai joined Bel through the acquisition of TE Connectivity’s TRP Connector division in 2013 and was appointed as Vice President of Asia Operations in January 2023. Following Bel’s acquisition of the Power-One business in 2014, Kenneth was appointed as General Manager of our Bel Power Solutions Gongming factory and successfully transformed the operation into a world class manufacturing site for power supplies. Kenneth has expertise in Lean methodology and deep knowledge of Bel’s Asia operations. Kenneth earned his Bachelor’s degree in Engineering Physics from Hong Kong Polytechnic University and completed a mini-EMBA program by Hong Kong University of Science and Technology.

Ms. Hutkin joined Bel in 2007 and is currently the Vice President of Financial Reporting and Investor Relations. In addition to SEC reporting, throughout her tenure at Bel, Ms. Hutkin has been a leader in a variety of areas including investor relations, mergers and acquisitions, bank financing and corporate insurance.  Among her other roles and responsibilities at Bel, since July 2021, Ms. Hutkin has served as the Company’s principal accounting officer. Prior to joining Bel, Ms. Hutkin was Director of External Financial Reporting and Human Resources for CD&L, Inc., a domestic courier company, responsible for all SEC filings in addition to oversight of payroll and employee benefit programs.  Previously, Ms. Hutkin worked at Insys Consulting, a women-owned IT consulting start-up company, where she was responsible for all finance functions.  Prior to that, she was a Finance Manager at DMR Consulting, an IT consulting firm, where she monitored project profitability for the $70 million Pharmaceutical/Commercial business unit.  Ms. Hutkin started her career at Arthur Andersen and worked within the Consumer Product division of the audit group.  Ms. Hutkin earned her B.S. of Accountancy from Bentley College and is an active CPA in the State of New Jersey.

Beneficial Ownership of the Company’s Stock

The following table sets forth certain information regarding the ownership of Bel’s Class A Common Stock and Class B Common Stock as of March 27, 2023 by (a) each director and nominee, (b) the Company’s Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers serving at December 31, 2022 (these five persons are referred to herein as the “Named Officers” or the “Named Executive Officers”) and (c) all directors and current executive officers as a group.  Unless otherwise stated in the footnotes following the table, the nominees, directors and Named Officers listed in the table have sole power to vote and dispose of the shares which they beneficially owned as of March 27, 2023.  The percentage for the Class A Common Stock represents the percent of the Class whose voting rights were not suspended.  See “Vote Required; Shares Entitled to Vote; Principal Shareholders”.

	Aggregate Number of Shares Beneficially Owned (1)
	Class A Common Stock		Class B Common Stock
	No. of Shares	Percent of Class Whose Voting Rights Were Not Suspended	No. of Shares	Percent of Outstanding Shares
Daniel Bernstein(2)	381,749	21.7%	51,842	*
Farouq Tuweiq(3)	3,229	*	35,000	*
Peter Gilbert(4)	500	*	25,000	*
Eric Nowling(5)	--	--	12,000	*
Mark Segall(6)	--	--	12,000	*
John F. Tweedy(7)	250	*	20,650	*
Vincent Vellucci(8)	--	--	7,000	*
Thomas E. Dooley(9)	--	--	4,000	*
Rita V. Smith(10)	--	--	4,000	*
Jacqueline Brito(11)	--	--	4,000	*
Dennis Ackerman(12)	4,394	*	16,548	*
Raymond Cheung(13)	--	--	35,000	*
Peter Bittner III(14)	3,395	*	23,284	*
All current directors, nominees and executive officers as a group (16 persons)(15)	397,954	22.4%	292,454	2.8%

1.

As of March 27, 2023, there were 2,141,589 and 10,642,760 shares of Class A Common Stock and Class B Common Stock outstanding, respectively.  A total of 1,757,251 shares of Class A Common Stock are entitled to vote at the Annual Meeting (the voting rights of one shareholder owning an aggregate of 384,338 shares of Class A Common Stock have been suspended).

2.

The shares of Class A Common Stock beneficially owned by Mr. Bernstein include 5,654 shares allocated to Mr. Bernstein in the Company’s 401(k) Plan over which he has voting but no investment power.  The shares of Class B Common Stock beneficially owned by Daniel Bernstein include 10,818 shares allocated to Mr. Bernstein in the Company’s 401(k) Plan over which he has no voting or investment power, 4,265 shares held of record by Mr. Bernstein’s wife, and 12,000 shares of restricted stock.  The shares of Class A Common Stock beneficially owned by Mr. Bernstein exclude 55,939 shares owned by a trust in which Mr. Bernstein is a beneficiary but does not serve as trustee and has no voting or investment power with respect to the shares.

3.

The shares of Class A Common Stock beneficially owned by Mr. Tuweiq include 829 shares allocated to him in the Company's 401(k) Plan over which he has voting but no investment power. The shares of Class B common stock beneficially owned by Mr. Tuweiq included 30,000 shares of restricted stock.

4.	The shares of Class B Common Stock beneficially owned by Mr. Gilbert include 1,250 shares held of record by Mr. Gilbert’s wife and 2,000 shares of restricted stock.

5.	The shares of Class B Common Stock beneficially owned by Mr. Nowling include 5,000 shares of restricted stock.

6.	The shares of Class B Common Stock beneficially owned by Mr. Segall include 3,000 shares of restricted stock.

7.	The shares of Class B Common Stock beneficially owned by Mr. Tweedy include 2,000 shares of restricted stock.

8.	The shares of Class B Common Stock beneficially owned by Mr. Vellucci include 3,000 shares of restricted stock.

9.	The shares of Class B Common Stock beneficially owned by Mr. Dooley consist of 3,000 shares of restricted stock.

10.	The shares of Class B Common Stock beneficially owned by Dr. Smith consist of 3,000 shares of restricted stock.

11.	The shares of Class B Common Stock beneficially owned by Ms. Brito consist of 4,000 shares of restricted stock.

12.

The 4,394 shares of Class A Common Stock beneficially owned by Mr. Ackerman are allocated to him in the Company’s 401(k) Plan; he has voting but no investment power with respect to these shares.  The shares of Class B Common Stock owned by Mr. Ackerman include 6,548 shares allocated to him in the Company’s 401(k) Plan over which he has no voting or investment power and 10,000 shares of restricted stock.

13.	The shares of Class B Common Stock beneficially owned by Mr. Cheung include 10,000 shares of restricted stock.

14.

The shares of Class A Common Stock beneficially owned by Mr. Bittner include 3,395 shares allocated to him in the Company’s 401(k) Plan over which he has voting but no investment power.  The shares of Class B Common Stock beneficially owned by Mr. Bittner include 1,784 shares allocated to him in the Company’s 401(k) Plan over which he has no voting or investment power and 7,500 shares of restricted stock.

15.

Includes 18,709 and 20,653 shares of Class A Common Stock and Class B Common Stock, respectively, allocated in the Company’s 401(k) Plan over which such persons have with respect to the Class A Common Stock, voting but no investment power, and with respect to the Class B Common Stock, no voting or investment power.  The Class B Common Stock also includes 125,500 restricted shares.

 *  Shares constitute less than one percent of the shares of Class A Common Stock or Class B Common Stock outstanding.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and greater than ten percent beneficial owners to file with the SEC certain reports regarding such persons’ initial ownership and changes in ownership of the Company’s securities.  Based solely upon a review of the copies of such reports filed with the SEC and of written representations by certain officers and directors, the Company believes that all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis during the fiscal year ended December 31, 2022, except for one Form 4 filed on behalf of Mr. Nowling with respect to one transaction exempt from Section 16(b) of the Securities Exchange Act of 1934 pursuant to Rule 16b-3(d), which was inadvertently filed late on December 2, 2022 due to administrative oversight.

EXECUTIVE COMPENSATION

The following information in this “Executive Compensation” section is furnished pursuant to SEC rules governing “smaller reporting companies” (SRCs). However, in some respects, the following information exceeds that required of SRCs.

Summary of Cash and Certain Other Compensation

The following table sets forth, for the years ended December 31, 2022 and 2021 a summary of the compensation earned by our Chief Executive Officer (“CEO”), our Chief Financial Officer and our three other most highly compensated executive officers serving at December 31, 2022.  In this proxy statement, we refer to these five individuals as the “Named Officers”, the “Named Executive Officers” or the “NEOs”.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	All Other Compensation(3) ($)	Total ($)
Daniel Bernstein, President and Chief Executive Officer	2022 2021	400,000 400,000	400,000 276,923	- 170,520	25,075 26,169	825,075 873,612
Farouq Tuweiq, Chief Financial Officer and Treasurer	2022 2021	270,000 250,264	311,538 270,000	737,400 164,600	45,239 38,150	1,364,177 723,014
Dennis Ackerman, President of Bel Power Solutions	2022 2021	300,000 300,000	300,000 207,692	- 142,100	22,575 20,903	622,575 670,695
Raymond Cheung, Vice President Asia Operations	2022 2021	275,000 275,000	275,000 190,385	- 142,100	31,150 29,050	581,150 636,535
Peter Bittner III, President of Bel Connectivity Solutions	2022 2021	275,000 275,000	275,000 190,385	- -	20,986 21,852	570,986 487,237

(1)

We accrued the bonuses set forth in the table above for 2022 and 2021 in our consolidated statements of operations for the years ended December 31, 2022 and 2021, respectively, but such bonuses were not paid until the following year.

(2)

The grant date fair value for grants of restricted stock is based on the closing price of the Company’s Class B Common Stock on the date of grant, disregarding potential forfeitures based on service requirements. See "Grants of Plan-Based Awards During 2022” below.

(3)	“All other compensation” for 2022 consists of the following:

Name	Transportation Allowance ($)	Employer Contributions to 401(k) Plan to Match Pre-tax Elective Contributions (included under “Salary”) ($)	Dividends paid with respect to Restricted Shares Referenced in the Beneficial Ownership Table above ($)
Daniel Bernstein	10,200	10,675	4,200
Farouq Tuweiq	8,400	9,039	2,800
Dennis Ackerman	8,400	10,675	3,500
Raymond Cheung	8,400	-	3,500
Peter Bittner III	8,400	10,136	2,450

For Mr. Tuweiq, “All Other Compensation” also includes $25,000 credited to his deferred compensation account under the Company’s Nonqualified Deferred Compensation Plan for 2022 (see "Compensation Elements – Retirement Benefits” below).

For Mr. Cheung, “All Other Compensation” also includes a contribution to his Far East Retirement Plan account of $19,250, an amount in excess of Mr. Cheung’s 2022 pre-tax elective deferral contributions (included under “Salary”).

Restricted Stock Awards

We are authorized to grant restricted stock awards under our 2020 Equity Compensation Plan, and prior to June 10, 2020, under the Company's 2011 Equity Compensation Program.  Participants have the right to vote (if applicable) and receive dividends on their restricted shares. Restrictions on the awards shown below lapse in 25% increments commencing two years after the grant date. The table below provides information with respect to restricted stock awards granted to our Named Officers in 2022.

Grants of Plan-Based Awards During 2022

Name (a)	Grant Date (b)	Number of Shares or Units of Stock (#) (i)	Grant Date Fair Value of Stock Awards (1) ($) (l)
Farouq Tuweiq	11/15/22	20,000	737,400

(1)

In calculating market values in the table above, we have multiplied the closing market price of our Class B Common Stock on the date of grant by the applicable number of shares of Class B Common Stock underlying the Named Officers’ stock award.

Outstanding Equity Awards at December 31, 2022

The following table sets forth, for each of our Named Officers, information regarding stock awards outstanding at December 31, 2022.  Each of the stock awards referred to in the table below was granted pursuant to our 2020 Equity Compensation Plan. The vesting dates applicable to each stock award are set forth in footnotes that follow the table. None of our Named Officers had any stock options outstanding as of December 31, 2022.

Name (a)	Number of Shares or Units of Stock That Have Not Vested (#) (b)	Market Value of Shares or Units of Stock That Have Not Vested ($) (c)
Daniel Bernstein	12,000	395,040
Farouq Tuweiq	30,000	987,600
Dennis Ackerman	10,000	329,200
Peter Bittner III	7,500	246,900
Raymond Cheung	10,000	329,200

In the table above, we are disclosing:

■	in column (b), the number of shares of our Class B Common Stock covered by stock awards granted under our 2020 Equity Compensation Plan that were not vested or earned as of December 31, 2022; and

■

in column (c), the aggregate market value as of December 31, 2022 of the stock awards referenced in column (b). In calculating market values in the table above, we have multiplied the closing market price of our Class B Common Stock on the last trading day in 2022 of $32.92 by the applicable number of shares of Class B Common Stock underlying the Named Officers’ unvested stock awards.

In the table above, the vesting dates for the Named Officers’ stock awards are as follows:

■

As of December 31, 2022, Mr. Bernstein had 12,000 restricted shares of Class B Common Stock, vesting as follows:  3,000 shares vest as of November 15, 2023; 3,000 shares vest as of November 15, 2024; 3,000 shares vest as of November 15, 2025, and 3,000 shares vest as of November 15, 2026.

■

As of December 31, 2022, Mr. Ackerman had 10,000 restricted shares of Class B Common Stock, vesting as follows:  2,500 shares vest as of November 15, 2023; 2,500 shares vest as of November 15, 2024; 2,500 shares vest as of November 15, 2025, and 2,500 shares vest as of November 15, 2026.

■

As of December 31, 2022, Mr. Cheung had 10,000 restricted shares of Class B Common Stock, vesting as follows:  2,500 shares vest as of November 15, 2023; 2,500 shares vest as of November 15, 2024; 2,500 shares vest as of November 15, 2025, and 2,500 shares vest as of November 15, 2026.

■

As of December 31, 2022, Mr. Tuweiq had 30,000 restricted shares of Class B Common Stock vesting as follows: 2,500 shares vest as of May 15, 2023; 2,500 shares vest as of May 15, 2024; 5,000 shares vest as of November 15, 2024; 2,500 shares vest as of May 15, 2025; 5,000 shares vest as of November 15, 2025; 2,500 shares vest as of May 15, 2026; 5,000 shares vest as of November 15, 2026; and 5,000 shares vest as of November 15, 2027.

■

As of December 31, 2022, Mr. Bittner had 7,500 restricted shares of Class B Common Stock vesting as follows: 2,500 shares vest as of November 15, 2023; 2,500 shares vest as of November 15, 2024, 2,500 shares vest as of November 15, 2025.

2022 Compensation Elements

The following discussion of our execution compensation program relates to 2022 compensation. See “2023 Changes to our Executive Compensation Program” for a discussion of certain changes to our execution compensation program for 2023.

Salary

We pay salaries to our Named Officers in order to provide a base compensation to them for their day-to-day responsibilities in managing our business. The Company views base salary simply as a fixed component of overall compensation, with a large variable portion being derived from annual bonuses as described below. For 2022, we did not rely upon consultants to set our salaries, to establish salary ranges or to provide advice regarding other compensation matters, nor did we engage in any benchmarking activities.

In terms of overall compensation, our Chief Executive Officer receives salary recommendations from our U.S. management team and our Far East management team. Our Chief Executive Officer then formulates his own recommendations which he presents to our Compensation Committee. Our Chief Executive Officer does not participate in the deliberations regarding his own salary, but does participate in discussions regarding salary levels for our other Named Officers. Salary levels are typically reviewed in December, and adjusted from time to time after taking into account overall Company performance as well as team performance.

Bonus

Bel has a Company-performance based bonus plan in which a broad base of associates participates.  Financial results are monitored on a quarterly basis by the Chief Executive Officer, the Chief Financial Officer, the President of Bel Power Solutions and the President of Bel Connectivity Solutions.  For 2022, management utilized net income as the financial measure in evaluating the Company’s performance as compared to prior quarters.  Based on the quarterly review, a bonus accrual may be established by the Compensation Committee based on recommendations from the Chief Executive Officer.  At the end of each year in which a bonus accrual has been established, the Compensation Committee receives recommendations from the Chief Executive Officer with respect to the payment of specific bonuses to specific individuals, based upon the overall size of that year’s bonus pool as well as each individual's respective participation in achieving team objectives throughout the year. The decision to grant bonuses is ultimately made by the Company’s Compensation Committee.  The target bonus payment for Bel’s key executives (including the Named Officers) is 4-6 months of their annual salary; however, this varies dependent upon the bonus pool established during the year and may vary by individual based on extenuating circumstances. For each of 2021 and 2022, Mr. Tuweiq was also entitled to an incremental bonus equal to 8-weeks of base salary. For each of 2022 and 2021, Mr. Tuweiq’s incremental bonus was $41,538.

For 2021 and 2022, an overall bonus pool was allocated among executives, management, and technical and administrative employees of the Company based on number of weeks’ pay, in accordance with their respective contributions to our corporate performance.  In 2022, of a total bonus pool of $9.6 million, $1.6 million was allocated to our Named Officers. In 2021, of a total bonus pool of $5.2 million, $1.1 million was allocated to our Named Officers.

Long-Term Stock Incentive Compensation

Our 2020 Equity Compensation Plan is designed to help attract and retain individuals with superior experience and skillsets for positions of substantial responsibility within our Company and to provide these persons with an additional incentive to contribute to the success of our Company, all of which we expect will result in increased shareholder value. Our 2020 Equity Compensation Plan (and previously, our 2011 Equity Compensation Program) permits us to issue various types of non-cash awards based on our Class B Common Stock:  restricted and unrestricted stock grants, restricted stock units, stock options (which may be incentive and/or non-qualified options) and stock appreciation rights. Restricted stock grants are awards of actual shares of our common stock, without any initial cost to the associate, but subject to a vesting restriction. The shares cannot be sold or transferred until the restriction ends and the shares become “vested.” Shares not vested are forfeited back to us if the conditions for ending the restrictions are not met. For the past several years, we have relied upon restricted stock awards as our primary form of long-term stock incentive compensation because we believe that they aid in retaining our key executives, who are positioned to benefit from an increase in share value.

The shares subject to restricted stock awards are typically earned in 25% increments on the second, third, fourth and fifth anniversaries of the grant date, provided the employee has remained employed by the Company through such anniversary dates; otherwise the unearned shares are forfeited.  In 2022, 20,000 shares of restricted stock were granted to Mr. Tuweiq in light of Mr. Tuweiq’s contributions to Bel and his critical role in executing Bel’s strategic plan. In 2021, 12,000 shares of restricted stock were granted to Mr. Bernstein, and 10,000 shares of restricted stock were granted to each of Mr. Ackerman, Mr. Cheung and Mr. Tuweiq.

Generally, our experience has been to consider stock-based awards at the quarterly director meetings, as opposed to granting options and stock awards throughout the year. By making our grant determinations at specific times each year, we avoid even an appearance of coordinating grants with release dates of material information not previously disclosed to the public.

Retirement Benefits

We have designed our Supplemental Executive Retirement Plan, or “SERP”, to provide a limited number of our key management and other key associates with supplemental retirement and death benefits. Each of our Named Officers, aside from Mr. Tuweiq, is a participant in the SERP.  Participants in the SERP are selected by our Compensation Committee based upon recommendations from our Chief Executive Officer.  We believe that this benefit incentivizes key associates to remain with us on a career-long basis and engenders loyalty to our Company.

Benefits available under the SERP vary depending upon when and how a participant terminates employment with us. If a participant retires on his normal retirement date (65 years old, 20 years of service, and five years of participation in the SERP), his or her normal retirement benefit under the SERP would be annual payments equal to 40% of his or her average base compensation -- using compensation from the highest five consecutive calendar years of SERP participation -- payable in monthly installments for the remainder of his or her life. If a participant retires early (55 years old, 20 years of service, and five years of participation in the SERP), his or her early retirement benefit would be an amount (i) calculated as if his or her early retirement date were in fact such participant’s normal retirement date, (ii) multiplied by a fraction, the numerator being the actual years of service the participant has with us and the denominator being the years of service the participant would have had if he or she had retired at his or her normal retirement date, and (iii) actuarially reduced to reflect the early retirement date. If a participant dies prior to receiving 120 monthly payments under the SERP, his or her beneficiary is entitled to continue receiving benefits for the shorter of (i) the time necessary to complete 120 monthly payments or (ii) 60 months. If a participant dies while employed by us, his or her beneficiary will receive, as a survivor benefit, an annual amount equal to (i) 100% of the participant’s annual base salary at the date of death for one year, and (ii) 50% of the participant’s annual base salary at the date of death for each of the following four years, each payable in monthly installments. Our SERP also provides for disability benefits, and a forfeiture of benefits if a participant terminates employment for reasons other than those contemplated under the SERP.

In the event of a “change in control” (as defined in the SERP), each participant who is employed by us at the time of the change in control will be entitled to a normal retirement benefit commencing immediately following termination of employment (or in the case of certain participants who are “specified employees” for purposes of Section 409A of the Code (discussed below), six months after termination of employment).  The normal retirement benefit payable under these circumstances will be the actuarial equivalent of the benefit that would commence upon the date that the participant would have attained his or her normal retirement date if he or she had not terminated employment.  Further, each participant’s average base compensation will be deemed to be equal to his or her annual base compensation in effect prior to the change in control.  If we have established a trust to accumulate assets from which to pay SERP benefits, then we will fully fund the trust in connection with a change in control in order to ensure that there will be sufficient assets set aside to pay all SERP benefits.  A “change in control” for purposes of the SERP includes a merger or consolidation with another corporation whereby our shareholders do not own a majority of the surviving or successor entity, an acquisition of 50% or more of our voting securities by one person or a group of persons acting together, a sale of all or substantially all of our assets to any person, our dissolution or liquidation or if the members of our incumbent Board of Directors (or their successors, if approved by them) cease for any reason to constitute at least two-thirds of the members of our Board.

As of December 31, 2022, Mr. Bernstein and Mr. Cheung were eligible for normal retirement under the SERP.  Had each retired on December 31, 2022, Mr. Bernstein would have been eligible for a monthly benefit under the SERP in the amount of $13,333 payable for life, and Mr. Cheung would have been eligible for a monthly benefit payment under the SERP in the amount of $9,167 payable for life. As of December 31, 2022, Mr. Ackerman was eligible for early retirement under the SERP.  Had Mr Ackerman retired on December 31, 2022, he would have been eligible for a monthly benefit under the SERP in the amount of $7,675 payable for life. Had each of our Named Officers terminated employment on December 31, 2022 in connection with a change in control, they would have been entitled under the SERP to a monthly benefit for life as follows:  Mr. Bernstein, $13,333; Mr. Ackerman, $8,740; Mr. Cheung, $9,167; and Mr. Bittner, $6,450.  The present value of those change in control benefits for the Named Officers, using the actuarial assumptions used for our financial reporting purposes, would be as follows:  Mr. Bernstein, $1,859,349; Mr. Ackerman, $1,453,460; Mr. Cheung, $1,373,882; and Mr. Bittner, $1,199,223.

The Company will credit Mr. Tuweiq’s account under the Company’s Nonqualified Deferred Compensation Plan (“DCP”) with $25,000 for each of his first four years of participation. Thereafter, annual credits to his DCP account will either be in fixed amounts or a percentage of his base salary, with a target credit of $10,000 per year. The DCP account, as adjusted for earnings and losses, vests in full at age 55 or upon termination due to disability, death or a change in control (as defined in the DCP). In the event of termination due to any other reason before age 55, the DCP account is forfeited. The DCP account, if vested, is payable in a single lump sum upon the earlier of separation from service or a change in control. The balance of Mr. Tuweiq’s DCP account as of December 31, 2022 was $44,345.

Other Non-Performance Benefit Plans

Our Named Officers are eligible to participate, as are all our associates who meet service requirements under the several plans, in the following types of non-performance benefit plans.  Our associates, including our Named Officers, are entitled to participate in either our domestic 401(k) plan or our Far East Retirement Plan.

●

Pursuant to our domestic 401(k) plan, we make matching contributions of pre-tax elective deferral contributions made by associates. During 2021 and 2022, the Company matched 100% of the first 1% of compensation contributed by participants and 50% of the next 5% of compensation contributed by participants.  Compensation of participants in excess of statutory limits for tax-qualified plans ($305,000 in 2022) is disregarded for purposes of determining contributions by participants and matching contributions. Matching contributions during 2021 and 2022 were made in cash and invested in shares of our Class A Common Stock, though participants who have three or more years of service are able to divest their Class A Common Stock and reinvest in other investment alternatives offered under the plan.  For years prior to 2012, our matching contributions under the domestic 401(k) plan were made in shares of our Class B Common Stock.

●

The Far East Retirement Plan is a defined contribution mandatory provident fund arrangement established pursuant to Hong Kong law.  Subject to certain minimum and maximum levels under Hong Kong law, five percent of a participant’s salary must be contributed to the Far East Retirement Plan.  We match amounts contributed to the Far East Retirement Plan.  Our current match equals 7% of an associate’s base salary.  Under the Far East Retirement Plan, our matching amounts are currently made in cash.  Mr. Cheung is the only Named Officer who participates in the Far East Retirement Plan.

●

We maintain medical and dental health insurance plans for our associates on a non-discriminatory basis.  Except for union associates covered by union programs, associates in the U.S. contribute approximately 20% of the premiums related to our medical and dental insurance plans.  We also provide life insurance for all U.S. associates.

We believe that the insurance plans we offer are important components of our comprehensive benefit package, and induce associates to remain with us. We believe that our domestic 401(k) plan and our Far East Retirement Plan induce our associates to save for future retirement needs, and we encourage this by matching individual plan contributions, as described above, by participating associates.

Severance

The Company has a written severance pay plan that applies to all of our full-time, non-union U.S. associates. Under the plan, a covered associate is generally eligible for severance benefits if his or her employment is involuntarily terminated without cause.  Severance pay is payable in a lump sum and is based on an eligible associate’s years of service, including in certain cases years of service with an entity acquired by the Company.  Severance is subject to the individual’s execution of a release agreement.  Severance is equal to two weeks of base pay for each year of service, with a minimum of four weeks’ and a maximum of 52 weeks’ severance. An eligible employee is also eligible for Company-paid health coverage for one month. Each of our Named Executive Officers would be eligible for Bel’s standard severance policy as noted herein, with the exception of Mr. Tuweiq who is eligible for six months of his base salary in a lump sum payment in the case of an eligible termination following the first anniversary of his employment.

Pay versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how the Company or the Compensation Committee views the link between the Company’s performance and its NEOs’ pay.

The use of the term “compensation actually paid” (CAP) is required by the SEC’s rules. Neither CAP nor the total amount reported in the Summary Compensation Table (SCT) reflect the amount of compensation actually paid, earned or received during the applicable year. Per SEC rules, CAP was calculated by adjusting the Summary Compensation Table Total values for the applicable year as described in the footnotes to the following table.

Year(1)	SCT Total Compensation for CEO ($)	Compensation Actually Paid to CEO(2) ($)	Average SCT Total Compensation to Non-CEO NEOs ($)	Average Compensation Actually Paid to Non-CEO NEOs(2) ($)	Value of Initial Fixed $100 Investment Based On Cumulative Total Shareholder Return (TSR)(3) ($)	Net Income(4) (thousands) ($)
2022	825,075	1,098,573	784,722	873,491	226.84	52,689
2021	873,612	892,574	556,990	566,911	87.67	24,821

(1)	The other NEOs (besides our CEO, Mr. Bernstein) were Messrs. Tuweiq, Ackerman, Bittner and Cheung (both years) and Craig Brosious, our former Chief Financial Officer (2021 only).
(2)	CAP reflects the “Total” compensation reported in the SCT for the applicable year, adjusted as set forth in the tables below for our CEO and for our non-CEO NEOs, respectively.
(3)	Reflects TSR of Class B shares only, over 1 and 2 year performance periods.
(4)	“Net income” is equivalent to “Net earnings” as reported in the Company’s financial statements.

For our CEO:

	Less: The amount shown as Stock Awards in the SCT ($)	Plus: Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year ($)	Plus (Minus) Year-Over-Year Change in Fair Value of Unvested Equity Awards Granted in Prior Years ($)	Plus: Fair Value of Equity Awards Granted and Vested in the Year ($)	Plus (Minus): Year-Over-Year Change in Fair Market Value of Awards Granted in Prior Years that Vested in the Year ($)	Minus: Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year ($)	Value of Dividends or Other Earnings Paid on Stock or Option Awards Not Otherwise Included ($)	Total Adjustments ($)
2022	-	-	209,628	-	63,870	-	-	273,498
2021	(170,520)	180,002	5,160	-	4,320	-	-	18,962

For our non-CEO NEOs:

	Less: The amount shown as Stock Awards in the SCT ($)	Plus: Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year ($)	Plus (Minus) Year-Over-Year Change in Fair Value of Unvested Equity Awards Granted in Prior Years ($)	Plus: Fair Value of Equity Awards Granted and Vested in the Year ($)	Plus (Minus): Year-Over-Year Change in Fair Market Value of Awards Granted in Prior Years that Vested in the Year ($)	Minus: Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year ($)	Value of Dividends or Other Earnings Paid on Stock or Option Awards Not Otherwise Included ($)	Total Adjustments ($)
2022	(184,350)	160,945	119,224	-	30,450	(37,500)	-	88,769
2021	(89,760)	90,281	5,440	-	3,960	-	-	9,921

Compensation Actually Paid and Total Shareholder Return

Relative TSR is not a metric in our compensation plan. As a result, CAP for our CEO and Other NEOs is not directly influenced by TSR. The relationship between CAP and TSR is demonstrated by the following graph, as required by SEC rules:

Compensation Actually Paid and Net Income

Net income is not a metric in our compensation plan. As a result, CAP for our CEO and Other non-CEO NEOs is not directly influenced by net income. The relationship between CAP and net income is demonstrated by the following graph, as required:

2023 Changes to our Executive Compensation Program

Throughout 2022, we committed a significant amount of time in evaluating and enhancing our executive compensation program and process. In considering the potential changes we aimed to implement a compensation program that is designed to:

■	Support a high-performing organization – rewarding for performance by the Company as well as individual outcomes;

■	Be competitive with the market Bel competes with for business and talent to retain and attract executives that contribute to our long-term success;

■	Align the interests of the Company’s executives with the Company and its shareholders;

■	Achieve results that are aligned with Bel’s culture; and

■	Effectively manage the total cost of the program, including managing reasonable levels of dilution.

To accomplish the above, we made the following changes to our executive compensation for the 2023 performance year.

Use of Independent Advisor

To support us in development and implementation of a new executive compensation program, our Compensation Committee engaged Meridian Compensation Partners (“Meridian”), an independent outside compensation consultant. Meridian provided our Compensation Committee with advice concerning the types and levels of compensation to be paid to our Named Executive Officers. Meridian also assisted the Compensation Committee by providing market data on the compensation practices and programs of our peer competitors and guidance on industry trends and best practices.

Our Compensation Committee’s charter requires the Committee, prior to selecting or receiving advice from a compensation advisor, to undertake an independence assessment under which the Committee takes into consideration all factors relevant to such advisor’s independence from management, including the factors specified under NASDAQ listing requirements. Once it considers these factors, the Compensation Committee may select or receive advice from any compensation advisor the Committee prefers, including one that is not independent. In assessing Meridian’s independence, the Compensation Committee considered the six independence factors for compensation consultants listed in the NASDAQ listing requirements and determined that Meridian was independent and that the work provided by Meridian did not raise any conflict of interest.

2023 Incentive Compensation Program

Our new incentive plan is designed to incentivize our NEOs to achieve critical financial and nonfinancial goals that drive our financial and operational results and help to enhance shareholder value. The Compensation Committee is responsible for approving performance goals and related payout levels, setting each NEO’s target award opportunity and approving payouts under the incentive compensation program, each as described in more detail below.

Target Annual Incentive Opportunity

The Compensation Committee assigned each executive a 2023 target total incentive award opportunity (expressed as a percentage of base salary) based on competitive market data and the executive’s position, responsibilities, and role.

Named Executive Officer	2023 Target Total Incentive Award Opportunity (% of Base Salary)	2023 Target Total Incentive Award Opportunity ($)
Daniel Bernstein	150%	$900,000
Farouq Tuweiq	125%	$468,750
Dennis Ackerman	125%	$406,250
Peter Bittner III	125%	$375,000

Each NEO may earn between 0% and 200% of the target total incentive opportunity based on achieved performance against pre-set performance goals, with 25% of target earned for threshold performance and 100% of target earned for target performance. For performance between threshold and target, and target and maximum, the payout will be interpolated on a linear basis for performance between the pre-established benchmarks.

Once the amount of the total incentive award is determined, a portion will be delivered in cash and a portion will be deferred into restricted stock subject to time-based vesting requirements.

Incentive Performance Metrics

The Compensation Committee selected the following performance measures based on Bel Fuse’s 2023 operating plan and budget. The Compensation Committee will be responsible for establishing the specific quantitative and qualitative company/business unit and personal performance targets and objectives within the general performance criteria described below. For Messrs. Bernstein and Tuweiq, incentive performance targets will be based on overall company performance. For Messrs. Ackerman and Bittner, incentive performance targets will be based on the financial performance of the Bel Power Solutions and Bel Connectivity Solutions business units, respectively.

Company / Business Unit Performance	Individual Performance	Final 2023 Incentive Compensation Decision

Drives the funding of the incentive compensation award.	Modifies Company / Business Unit Performance result by +/-30% based on Individual Performance	For the CEO, 50% of 2023 incentive award will be deferred into time-based restricted stock.

Performance will be assessed using a matrix-based target derived by combining:	Performance will be assessed based on individual, role specific performance goals where the Named Executive Officer is most able to influence the outcome.	For the Other NEOs, 40% of 2023 incentive award will be deferred into time-based restricted stock.

■ Net revenue growth – measures annual top line growth; and	Will include CEO and Compensation Committee’s evaluation related to:

■ EBITDA growth – measures ability to maximize profitability and drive shareholder value	■ Strategic initiatives

These two performance measures were selected as they closely align compensation with performance measures that can be directly affected by management’s performance.	■ Client outcomes ■ Leadership & talent

Benchmarking Process

In developing the 2023 compensation program, our Compensation Committee commissioned a compensation benchmarking analysis to review our programs vis-à-vis the competitive market. With support from Meridian, our Compensation Committee created a peer group as a reference point to support its compensation decisions. One of the challenges for Bel when establishing a peer group is the limited number of directly comparable peers given our global footprint, business mix, size, growth aspirations and ownership structure. Therefore, the characteristics the Compensation Committee used for identifying comparable peers included:

■	Operations in similar or comparable industry segments (Power, Connectivity, and Magnetic Solutions);

■	Comparability in size, scope, and float; and

■	Competition for talent.

Ultimately, the Compensation Committee applied judgement in arriving at the composition of the final group:

Peer Group Companies
ACM Research, Inc	Ichor Holdings, Ltd.	RF Industries, Ltd.
Allied Motion Technologies Inc.	Kimball Electronics, Inc.	Richardson Electronics, Ltd.
Alpha and Omega Semiconductor Limited	NETGEAR, Inc.	Standex International Corporation
Arlo Technologies, Inc.	nLIGHT, Inc.	Thermon Group Holdings, Inc.
Aviat Networks, Inc.	Northwest Pipe Company	Veeco Instruments Inc.
Cambium Networks Corporation	PAR Technology Corporation	Vishay Precision Group, Inc.
CTS Corporation	Photronics, Inc.
FARO Technologies, Inc.	Powell Industries, Inc.

For purposes of determining our overall level of executive compensation (i.e., base salary, target incentive compensation and target total compensation), the Compensation Committee reviewed compensation considering peer group compensation ranges, but did not limit target setting to a particular market percentile.

Our Compensation Committee will also consider other factors, including the executive’s role and experience, as compared to our peers’ executives.

2023 Base Salaries

Following our competitive market assessment, we made the changes below to the base salaries for our Named Executive Officers to ensure our program is market competitive. According to market data reviewed by the Compensation Committee, the 2022 compensation for NEOs was below the market 25th percentile. These changes, along with the total incentive target above position our NEOs within a reasonable range of the 25th percentile of total target direct compensation for comparable roles at companies in the peer group.

Named Executive Officer	2022 Base Salary	2023 Base Salary	% Change
Daniel Bernstein	$400,000	$600,000	50.0%
Farouq Tuweiq	$270,000	$375,000	38.9%
Dennis Ackerman	$300,000	$325,000	8.3%
Peter Bittner III	$275,000	$300,000	9.1%

Compliance with Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation exceeds $1,000,000 for a covered employee.

Effective for taxable years beginning prior to January 1, 2018, an exception to this deduction limit applied to “performance-based compensation”, such as stock options and other equity awards, that satisfies certain criteria, but a transition rule may allow the exception to continue to apply to certain performance-based compensation payable under written binding contracts that were in effect on November 2, 2017.

The Compensation Committee intends to consider the potential impact of Section 162(m) on compensation decisions, but reserves the right to approve compensation for an executive officer that exceeds the deduction limit of Section 162(m) in order to provide competitive compensation packages.

Equity Compensation Plan Information

The following table provides information as of December 31, 2022 with respect to shares of Class A and Class B Common Stock that may be issued under our 2020 Equity Compensation Plan.  There are no further shares available for issuance under the Company’s 2011 Equity Compensation Program.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Security Holders:	Class A: 0	Class A: $ 0	Class A: 0
2020 Equity Compensation Plan	Class B: 0	Class B: $ 0	Class B: 502,500
Equity Compensation Plans Not Approved by Security Holders	-	-	-
TOTAL	Class A: 0 Class B: 0	Class A: $ 0 Class B: $ 0	Class A: 0 Class B: 502,500

BOARD OF DIRECTORS

Director Compensation

The following table sets forth certain information regarding the compensation we paid to our directors, other than Daniel Bernstein, during 2022. Except as otherwise expressly provided below, all amounts represent fees in respect of board or committee service.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) I	All Other Compensation ($) (g)	Total ($) (j)
Peter Gilbert	49,250	-	700	49,950
John F. Tweedy	52,250	-	700	52,950
Mark B. Segall	34,000	-	5,980	39,980
Eric Nowling	40,000	147,480	490	187,970
Vincent Vellucci	34,000	-	4,480	38,480
Thomas E. Dooley	30,000	-	980	30,980
Jacqueline Brito	31,250	-	76,710	107,960
Rita V. Smith	31,000	-	39,480	70,480

With respect to compensation of our non-employee directors:

■

When we refer to “Fees Earned or Paid in Cash”, we are referring to all cash fees that we paid or were accrued in 2022, including annual retainer fees, committee fees and meeting fees; in 2022, our non-employee directors received an annual retainer of $24,000, plus $1,500 for each Board meeting they attended in person and $1,000 for each non-audit or non-succession committee meeting they attended in person. Audit Committee members received $2,500 for each meeting they attended in person. Succession committee members received $1,250 for each meeting they attended in person. Commencing January 1, 2023, Audit Committee members will receive $3,000 per quarter, Nominating and ESG Committee members will receive $2,500 per quarter and Leadership Committee members will receive $10,500 per quarter related to their participation on those respective committees.

■

When we refer to amounts under “Stock Awards”, we are referring to the aggregate grant date fair value in accordance with FASB ASC Topic 718. During 2022, Mr. Nowling was granted 4,000 shares of restricted stock representing the standard grant issued every four years to Bel non-employee directors in connection with their board and/or committee service.

■

At December 31, 2022, our directors as of such date (other than Daniel Bernstein) owned the following number of shares of restricted stock, which vest as described below: Mr. Gilbert, and Mr. Tweedy each owned a total of 2,000 shares, of which 1,000 shares vest on May 15, 2023 and 1,000 shares vest on May 15, 2024; Mr. Segall, Mr. Vellucci, Mr. Dooley, and Dr. Smith each owned a total of 3,000 shares, of which 1,000 shares vest on May 15th each year from 2023 – 2025; Mr. Nowling owned a total of 5,000 shares, of which 1,000 shares vest on August 10, 2023 and 1,000 shares vest of November 15th each year from 2024 – 2017; and Ms. Brito owned 4,000 shares, of which 1,000 shares vest on November 15th each year from 2023 – 2026.

■	“All other compensation” consists of the following:

o	In connection with Bel’s global leadership program, Ms. Brito incurred $42,000 in respect of fees due with respect to fiscal year 2022, Dr. Smith was paid $38,500 and Mr. Vellucci was paid $3,500.

o

Dividends on their respective shares of restricted stock as follows: for each of Mr. Segall, Mr. Vellucci, Mr. Dooley and Dr. Smith, dividends in the amount of $980; for each of Mr. Gilbert and Mr. Tweedy, dividends in the amount of $700; for Mr. Nowling, dividends in the amount of $490; and for Ms. Brito, dividends in the amount of $1,120.

o

For Ms. Brito, includes consulting fees in the amount of $29,710 paid to HR Asset Partners, of which firm Ms. Brito is CEO and Founder, in connection with associate engagement and retention and related matters. Such fees were paid pursuant to the Consulting Agreement, dated October 15, 2015, between the Company and HR Asset Partners, as previously disclosed in the Company’s Current Report on Form 8-K filed on October 29, 2021, which Consulting Agreement is filed as Exhibit 10.9 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021. The above table also includes $5,000 paid to Ms. Brito for her assistance in the candidate evaluation process for the Global Head of People position.

In 2022, directors who were executive officers of the Company did not receive directors’ fees.  In 2022, directors of the Company’s foreign subsidiaries did not receive a retainer or meeting fees.

CORPORATE GOVERNANCE

In February 2023, the Board adopted Bel’s Corporate Governance Guidelines (the “Corporate Governance Guidelines” or the “Guidelines”). The Guidelines provide a framework of principles, policies, and procedures in certain matters related to corporate governance. These guidelines include provisions related to the role of the Board and responsibilities of directors, composition and structure of the Board, director independence, the relationship between the Board and senior management, the Board’s role in succession planning, and the oversight of risk management, financial reporting and other key areas of corporate operations. The ultimate goal of the corporate governance guidelines is to promote transparency, accountability, and ethical behavior within the Company, and to ensure that the Company operates in the best interests of all its shareholders and other stakeholders, subject to and in accordance with applicable law.

Governance Highlights

Bel is committed to good corporate governance and understands the importance of trust, integrity and accountability at all levels of the organization. Recent additions to our Board and executive management team have brought greater diversity and new perspectives to the Company. We intend that our policies, practices and priorities will be periodically and continually reviewed as appropriate to align with the best interests of our shareholders and other stakeholders, subject to and in accordance with applicable law.

■ All non-employee directors are independent, as defined in NASDAQ Rule 5605(a)(2)

■         Audit, Compensation, and Nominating and ESG committees are comprised solely of independent directors as defined in NASDAQ Rule 5605(a)(2) and, in the case of the Audit Committee, under the SEC’s Rule 10A-3

■ Designation of a Lead Independent Director
■ Board-level oversight (through Board committees, where applicable) of: o Identifying, assessing and managing risks impacting the company o ESG matters o Whistleblower hotline
■ Board actively involved in development and review of succession planning process

■         Corporate Governance Guidelines provide that no director may stand for re-election at our annual shareholders meeting following his or her 78th birthday (subject to limited exceptions set forth in the Guidelines, including waiver by Nominating and ESG Committee recommendation and full Board vote, and exception for any director who controls ten percent or more of Bel’s voting power)

■ Ongoing review of Board composition
■ Code of Ethics applies to all Bel directors, officers and associates
■ Use of independent compensation consultant commencing with 2023 compensation program ■ Board and its committees authorized to retain independent advisors

Key Governance Materials

■ Restated Certificate of Incorporation, as amended	■ Code of Ethics
■ Amended and Restated By-Laws	■ Charter for each Board committee
■ Corporate Governance Guidelines	■ Insider Trading Policy

These materials can be accessed on the Bel website at: https://ir.belfuse.com/corporate-governance.

Hedging and Pledging Policy

Under our Insider Trading Policy, all of our officers, directors and employees are prohibited from engaging in any of the following transactions:

■	A short sale, including a sale with delayed delivery (a “sale against the box”);
■

Trading in publicly traded options (such as puts, calls and other derivative securities), on an exchange or in any other organized market if those options relate directly or indirectly to our common stock;

■

Holding our securities in a margin account, or pledging our securities as collateral for a loan (other than pledges as collateral for non-margin debt where financial capacity to repay the loan without resort to the pledged securities is demonstrated, and where pre-approval is obtained in accordance with the Insider Trading Policy).

Our Corporate Governance Guidelines affirm the applicability to our directors of our Insider Trading Policy’s anti-hedging and anti-pledging policy provisions.

ESG Oversight

In October 2022, Bel’s Board of Directors approved an expanded role for its Nominating Committee, broadening the purposes and functions of such committee to include oversight and monitoring of Environmental, Social and Governance (“ESG”) matters, and re-designating the committee as the “Nominating and ESG Committee” in recognition of these new responsibilities. In accordance with the amended charter of the Nominating and ESG Committee, certain oversight functions were added including:

■

To oversee the Company’s corporate governance initiatives and periodically consider, and report to the Board on, such initiatives and applicable policies, including development and periodic review of corporate governance guidelines for the Company; and

■

To assist the Board in overseeing and monitoring the Company’s environmental, social and corporate governance policies, activities, practices and initiatives, including matters relating to sustainability, environmental stewardship, corporate social responsibility including ethical business practices, corporate culture and health and safety programs, and other public issues of significance which affect investors and other key stakeholders including such other matters that may be referred to the Committee by the Board from time to time.

See “The Board of Directors; Committees of the Board – Nominating and ESG Committee Matters”, below, for further information about the Nominating and ESG Committee’s other roles and responsibilities under its charter.

In November 2022 Bel appointed a Global Director of ESG. This new dedicated role will allow the Company to embark on a series of initiatives aimed at improving Bel’s commitment to its ESG program.

The first operations-level ESG Committee was formed in early December of 2022. The purpose of the operations-level ESG Committee is to support the Company’s ongoing commitment to ESG matters including environmental stewardship, health and safety, corporate social responsibility, corporate governance, sustainability, and other related issues of significance to the Company.

The operations-level ESG Committee aims to:

■

Define ESG priorities, objectives and strategy with the goal of further integrating sustainability into the Company’s strategy and operations, subject to the oversight and overall direction of the Nominating and ESG Committee of our Board of Directors (as described above);

■	Oversee and coordinate the implementation of the Company’s ESG initiatives at the operational level;
■	Assist the Nominating and ESG Committee of our Board of Directors in fulfilling its oversight responsibilities with respect to the Company’s ESG efforts; and
■	Monitor and assess developments relating to and improving the Company’s understanding of ESG matters.

The members of the operations-level ESG Committee include senior executives and associates from various regions and business segments while taking into account each person’s expertise in relevant disciplines, such as environmental, health and safety, operations, marketing, legal, investor relations, corporate governance, finance, and human resources.

The operations-level ESG Committee provides updates to either the Nominating and ESG Committee or to the full Board on a quarterly basis.

Cybersecurity & Data Privacy

Cybersecurity

Cybersecurity is an essential function at Bel. With the increase in reliance on technology and the internet to conduct business, we understand protective measures designed to safeguard against financial losses or a breach of sensitive data is critical in maintaining smooth operations and preserving Bel’s reputation. We have a dedicated cybersecurity team within Bel which is tasked with the continual review of our internal systems and staying up-to-date on the evolving cyber threats that have become increasingly sophisticated.

In order to assist with our monitoring and continuous improvement process around cybersecurity, beginning in 2020, Bel has utilized a vulnerability management program through Rapid7. This program collects data from our global portfolio of IT assets and performs a detailed risk assessment, providing insight on areas in need of improvement within our environment. Our cybersecurity team utilizes this information to proactively work to improve security around identified vulnerabilities. Any new or emerging threats that are announced are tested against our environment to identify and address any new vulnerabilities on a timely basis. We also utilize a dedicated security product to scan our full email database to identify and remove phishing emails from our system. Further, on a quarterly basis, we run phishing email simulator tests across our user base, the results of which are used to identify individual users who may benefit from additional training on email security. Multi-factor authentication is also utilized to secure our email accounts, especially given the varying work locations with hybrid work arrangements and global travel. Updates on cybersecurity security measures and any notable events are reported to the Board of Directors on a quarterly basis.

Data Privacy

Bel values the right to privacy of its associates, customers and business partners. The Company is committed to protecting the information it receives by collecting, processing, storing, transmitting and using the data in a lawful manner, in compliance with the applicable privacy laws, and consistent with legitimate business reasons. Bel associates undergo continuous training on data privacy and cyber security. Business risks and opportunities related to data privacy and cybersecurity are evaluated annually as part of our annual risk assessment.

The Board of Directors; Committees of the Board

Since the adoption of the Sarbanes-Oxley Act in July 2002, there has been a growing public and regulatory focus on the independence of directors.  Over the intervening years NASDAQ has adopted amendments to its definition of independence.  Additional requirements relating to independence are imposed by the Sarbanes-Oxley Act with respect to members of the Audit Committee.  As noted below, the Board has determined that the members of the Audit Committee satisfy all such definitions of independence.  The Board has also determined that the following members of the Board satisfy the NASDAQ and SEC definition of independence: Peter Gilbert, John F. Tweedy, Mark B. Segall, Thomas E. Dooley, Dr. Rita Smith, Eric Nowling, Vincent Vellucci and Jacqueline Brito.

The Company’s Board of Directors meets quarterly throughout the year.  During 2022, the Board held four meetings.

Bel’s Board has an Executive Committee, an Audit Committee, a Nominating and ESG Committee, a Compensation Committee, a Succession Committee and a Leadership Committee.  The Executive Committee is comprised of Daniel Bernstein, John F. Tweedy and Vincent Vellucci; the Audit Committee is comprised of Peter Gilbert, Eric Nowling and John F. Tweedy; the Nominating and ESG Committee is comprised of Vincent Vellucci, Mark Segall and Rita Smith; the Compensation Committee is comprised of Peter Gilbert and Mark Segall; the Succession Committee is comprised of Peter Gilbert, John F. Tweedy and Jacqueline Brito; and the Leadership Committee is comprised of Rita Smith and Jacqueline Brito.

The function of the Executive Committee is to act in the place of the Board when the Board cannot be convened.

The Audit Committee reviews significant audit and accounting principles, policies and practices, and meets with the Company’s independent auditors.  The Board of Directors has determined that Eric Nowling qualifies as an “audit committee financial expert”, as such term is defined by the SEC. As noted above, Mr. Nowling – as well as the other members of the Audit Committee – have been determined to be “independent” within the meaning of SEC and NASDAQ regulations.

The Nominating and ESG Committee is responsible for nominating candidates for election to the Company’s Board of Directors and for overseeing the Company’s environmental, social and governance (“ESG”) matters and initiatives.

The Compensation Committee is charged with the responsibility of administering the Company’s employee benefit plans, reviews the compensation of Bel’s executive officers and establishes general compensation policies.

The Succession Committee’s purpose is to develop a succession plan for Bel’s senior executives. The committee implemented a plan to identify and prepare individuals for positions and responsibilities they would need to assume either in the case of an emergency or under an orderly transition. The Succession Committee has identified and presented to the Board current members of Bel’s management team that have the qualifications to fill the position of Chief Executive Officer. These candidates have been working with the current Chief Executive Officer, as well as other members of the Board, to become knowledgeable about all aspects of the position. The committee has also made recommendations with regard to the configuration of the Board in the event the current Chief Executive Officer is no longer able to hold his position on the Board.

The Leadership Committee is a relatively newly-instituted committee formed by our Board effective as of January 2023. The purpose of the Leadership Committee is to promote a culture of leadership development within Bel. The members of the Leadership Committee work closely with emerging leaders within the organization, as identified by management, through coaching, training and other development activities in assisting these individuals to enhance their leadership potential and become more effective leaders. The Board participants were selected given their background and experience that would be most beneficial to the Leadership Committee’s processes, strategy and instructive mission of collaborative training to best foster successful development of Bel’s future leaders.

During 2022, the Executive Committee held one meeting, the Audit Committee held eight meetings, the Nominating and ESG Committee held three meetings, the Compensation Committee held one meeting and the Succession Committee held four meetings.  Each Director attended at least 75% of the aggregate of the Board and committee meetings on which he served in 2022.

Board Leadership Structure and Role in Risk Oversight

Our President, Daniel Bernstein, also serves as Chief Executive Officer of the Company. Additionally, Peter Gilbert serves as the Lead Independent Director. Among other things, the Lead Independent Director convenes and chairs regular and special executive sessions of the independent directors and serves as liaison between the independent directors and our President/Chief Executive Officer. We believe that our leadership structure allows the Board to have better control of the direction of management, while still retaining independent oversight.

The Board’s role in our risk oversight process includes receiving regular reports from members of management on areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic risks. The full Board or the appropriate committee receives these reports from management to enable it to understand our risk identification, risk management and risk mitigation strategies. When a committee receives the report, the chairman of the relevant committee reports on the discussion to the full Board at the next Board meeting. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Nominating and ESG Committee Matters

Nominating and ESG Committee Charter. The Board has adopted a Nominating and ESG Committee charter to govern its Nominating and ESG Committee.  A copy of the charter is set forth on the Company’s website, www.belfuse.com, under the “Investors” – “Corporate Governance” tabs.

Independence of Nominating and ESG Committee Members.  All members of the Nominating and ESG Committee of the Board of Directors have been determined to be “independent directors” pursuant to the definition contained in Rule 5605(a)(2) of the NASDAQ Marketplace Rules and SEC regulations.

Purposes and Responsibilities of the Nominating and ESG Committee

Director Nominees, Board and Committee Composition and Governance Matters. Historically our Nominating Committee has been responsible for matters primarily related to the recommendation of director nominees, the composition of the Board and its committees, and other corporate governance matters. These matters continue to be among our Nominating and ESG Committee’s purposes and responsibilities pursuant to its charter.

ESG Oversight. As discussed above in the section captioned “Corporate Governance – ESG Oversight,” in October 2022, our Board approved an expanded role for our Nominating Committee, broadening the purposes and functions of such committee to include oversight and monitoring of ESG matters, adopting an amended charter for such committee and re-designating the committee as the “Nominating and ESG Committee” in recognition of these new roles and responsibilities. In accordance with the amended charter of the Nominating and ESG Committee, a copy of which can be found at https://ir.belfuse.com/corporate-governance, the committee’s ESG-related functions include:

■

assisting the Board in overseeing, reviewing and monitoring the Company’s policies, activities, practices and initiatives with respect to sustainability and corporate social responsibility, including matters relating to human rights, environmental stewardship and climate change, employee health and safety, ethical business practices (other than compliance and controls matters, which are overseen by the Audit Committee), community outreach, philanthropy, diversity, inclusion and equal opportunity, and other public issues of significance which affect investors and other key stakeholders including such other matters that may be referred to the Nominating and ESG Committee by the Board from time to time;

■

supporting the Board’s oversight of strategy, risks, opportunities, and external reporting related to climate change by reviewing and discussing with management relevant regulatory, governance, market or other trends within the scope of the Nominating and ESG Committee’s oversight related to climate change that could significantly affect the Company;

■

assisting the Board in providing oversight of the Company’s compliance with laws and regulations, as well as any additional standards, goals or targets that may be set by the Company, and applicable reporting requirements and standards that pertain to ESG matters;

■	assisting the Board in overseeing matters pertaining to community and public relations, including government relations;
■

reviewing, as needed, the Company’s volunteer programs and proposed charitable contributions budget and make recommendations to the Board for adoption; and reviewing the results of employee surveys and other items relevant to corporate culture, and from time to time report to the Board and provide any recommendations as deemed appropriate by the Nominating and ESG Committee in connection therewith.

Pursuant to its charter the Nominating and ESG Committee is also responsible for overseeing the Company’s corporate governance initiatives and periodically considering, and report to the Board on, such initiatives and applicable policies.  In connection with this responsibility, the Nominating and ESG Committee developed and recommended to the Board for its approval Bel’s Corporate Governance Guidelines, which were adopted by the Board in February 2023. The Nominating and ESG Committee will review the Guidelines on an annual basis or more frequently as deemed appropriate by the Nominating and ESG Committee, and recommend any proposed changes to the Board for its approval. In addition to its other responsibilities, the Nominating and ESG Committee is responsible for annually reviewing and recommending to the Board the compensation of non‐executive Board members, based upon the Committee’s assessment of director responsibilities and the competitiveness of our directors’ compensation program and when deemed appropriate by the Committee, using market data and in consultation with an independent consultant.

Procedures for Considering Nominations Made by Shareholders.  The Nominating and ESG Committee’s charter describes procedures for nominations to be submitted by shareholders and other third-parties, other than candidates who have previously served on the Board or who are recommended by the Board.  The charter states that a nomination must be delivered to the Secretary of the Company at the principal executive offices of the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.  The public announcement of an adjournment or postponement of an annual meeting will not commence a new time period (or extend any time period) for the giving of a notice as described above.  The charter requires a nomination notice to set forth as to each person whom the proponent proposes to nominate for election as a director:  (a) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (b) information that will enable the Nominating and ESG Committee to determine whether the candidate or candidates satisfy the criteria established pursuant to the charter for director candidates.

Qualifications. The charter describes the minimum qualifications for nominees and the qualities or skills that are necessary for directors to possess.  Each nominee shall, in the Nominating and ESG Committee’s opinion, satisfy the following minimum criteria, together with such other criteria as shall be established by the Nominating and ESG Committee:

●	must satisfy any legal requirements applicable to members of the Board;

●	must have business or professional experience that will enable such nominee to provide useful input to the Board in its deliberations;

●	must have a reputation for honesty and ethical conduct;

●	must have a working knowledge of the types of responsibilities expected of members of the board of directors of a public company; and

●

must have experience, either as a member of the board of directors of another public or private company or in another capacity, that demonstrates the nominee’s capacity to serve in a fiduciary position.

Our Corporate Governance Guidelines observe that the Nominating and ESG Committee considers all aspects of each candidate’s qualifications and skills in the context of the needs of the Company at that point in time with a view to creating a well-rounded Board with diversity of experience and perspectives, including diversity with respect to gender, race, ethnicity, knowledge, skills, background, and areas of expertise. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best serve the Company in accordance with applicable law.

Identification and Evaluation of Candidates for the Board. Candidates to serve on the Board will be identified from all available sources, including recommendations made by shareholders.  The Nominating and ESG Committee’s charter provides that there will be no differences in the manner in which the Nominating and ESG Committee evaluates nominees recommended by shareholders and nominees recommended by the Committee or management, except that no specific process shall be mandated with respect to the nomination of any individuals who have previously served on the Board.  The evaluation process for individuals other than existing Board members will include:

●	a review of the information provided to the Nominating and ESG Committee by the proponent;

●	a review of reference letters from at least two sources determined to be reputable by the Nominating and ESG Committee; and

●	a personal interview of the candidate, together with a review of such other information as the Nominating and ESG Committee shall determine to be relevant.

Corporate Governance Guidelines Policies Pertaining to Board Membership. Our Corporate Governance Guidelines contain certain policies pertaining to Board membership, including the following:

■

Tenure and Term Limits. Our Board does not believe in the establishment of arbitrary term limits. While term limits may help ensure that fresh ideas and viewpoints are available to our Board, they may force our Company to lose the contribution of directors who, over time, have developed increased insight into Bel’s business and operations. Our Board believes our Company is well served by having a balance of directors who have longer terms of service and directors who have joined more recently. Pursuant to our Corporate Governance Guidelines, no director may stand for re-election to the Board at our annual meeting of shareholders following his or her 78th birthday. Exceptions may be made upon recommendation of the Nominating and ESG Committee by majority vote and by the affirmative majority of the full Board, without the vote or participation of the affected director, if the Board finds that such continued service would be of significant benefit to our Company. This policy does not apply to any Board member who controls 10% or more of the voting power of the Company.

■

Directors Who Change Their Job Responsibility. Our Corporate Governance Guidelines provide that if a director resigns or is terminated from the primary position that such director held at the time of such director’s most recent election or appointment to our Board, becomes unable to commit the time and attention required for effective Board service or becomes disabled, that director will provide the Nominating and ESG Committee with an explanation of the changed circumstances including, if applicable, the director’s future professional plans. The Nominating and ESG Committee will review the desirability of the director’s continued service on our Board under the circumstances and will make a recommendation to our Board with respect thereto.

■

Directors Serving on Other Boards. Our Corporate Governance Guidelines provide that directors should advise the Board when they intend to accept a position on another corporate board. In general, Bel believes that there may be a benefit to the Company as a result of directors broadening their experience by serving on other boards provided that such service does not detract from the director’s ability to fulfill his or her ability to meet the expectations for directors in accordance with our Corporate Governance Guidelines, and provided that in all cases directors must comply with applicable law including without limitation Section 8 of the Clayton Act. Service on other boards is one of the factors considered by the Nominating and ESG Committee in evaluating candidates for nomination for election or reelection to the Board. However, the Nominating and ESG Committee will not nominate a candidate who serves on or has accepted service on more than four (4) public company boards (including the Company’s Board).

Third-Party Recommendations. In connection with the 2022 Annual Meeting, the Nominating and ESG Committee did not receive any nominations from any shareholder or group of shareholders which owned more than 5% of the Company’s Class A Common Stock or Class B Common Stock for at least one year.

Board Diversity

The following Board Diversity Matrix presents our Board diversity statistics in accordance with Nasdaq Rule 5606, as self-disclosed by our directors. Our Board satisfies the diversity objectives of Nasdaq Rule 5605(f)(2) by having at least one director who identifies as female and at least one director who identifies as a member of an Underrepresented Minority (as defined by Nasdaq Rules). In addition to gender and demographic diversity, we also recognize the value of other diverse attributes that directors may bring to our Board. We are proud to report that one of our directors identifies as a veteran. As we pursue future Board recruitment efforts, our Nominating and ESG Committee will continue to seek candidates who can contribute to the diversity of views and perspectives of the Board. This includes seeking out individuals of diverse ethnicities, a balance in terms of gender, and individuals with diverse perspectives informed by other personal and professional experiences. In describing the selection process for new director candidates, the Company’s Corporate Governance Guidelines observe that the Nominating and ESG Committee considers all aspects of each candidate’s qualifications and skills in the context of the needs of the Company at that point in time with a view to creating a well-rounded Board with diversity of experience and perspectives, including diversity with respect to gender, race, ethnicity, knowledge, skills, background, and areas of expertise. As contemplated in our Corporate Governance Guidelines, our Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best serve the Company in accordance with applicable law.

Board Diversity Matrix (As of April 10, 2023)
Total Number of Directors	9
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	6	0	1
Part II: Demographic Background
African American or Black	1	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	1	5	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	2
Directors who are Military Veterans	1

Audit Committee Matters

Audit Committee Charter.  The Audit Committee performed its duties during 2022 under a written charter approved by the Board of Directors.  A copy of the charter is set forth on the Company’s website, www.belfuse.com, under the “Investors” – “Corporate Governance” tabs.

Independence of Audit Committee Members. The Class A and Class B Common Stock are listed on the NASDAQ Global Select Market and the Company is governed by the listing standards applicable thereto. All members of the Audit Committee of the Board of Directors have been determined to be “independent directors” pursuant to the definition contained in Rule 5605(a)(2) of the NASDAQ Marketplace Rules and under the SEC’s Rule 10A-3.

Audit Committee Report. In connection with the preparation and filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022:

1.	the Audit Committee reviewed and discussed the audited financial statements with the Company’s management;

2.

the Audit Committee discussed with the Company’s independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or PCAOB, and the SEC;

3.

the Audit Committee received the written disclosures and the letter from the Company’s independent accountant required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and discussed with the Company’s independent accountants their independence; and

4.

based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the 2022 Annual Report on Form 10-K for filing with the SEC.

By:   The Audit Committee of the Board of Directors

Peter Gilbert

Eric Nowling

John F. Tweedy

Transactions with Related Parties

The Audit Committee of the Board of Directors monitors the Company’s related party transactions and must approve in advance any new related party transactions.  On a quarterly basis, the Audit Committee makes inquiry of management’s Disclosure Committee to determine whether any of the members of that committee are aware of any new related party transactions. Management’s Disclosure Committee did not report any new related party transactions to the Audit Committee during 2022.

Compensation Committee Matters

Charter. Our Board of Directors has defined the duties of its Compensation Committee in a charter. A copy of the Compensation Committee’s charter is included on the Company’s website, www.belfuse.com, under the “Investors” – “Corporate Governance” tabs.

Independence of Compensation Committee Members.  All members of the Compensation Committee of the Board of Directors have been determined to be “independent directors” pursuant to the definition contained in Rule 5605(a)(2) of the NASDAQ Marketplace Rules and the SEC regulations.

Authority, Processes and Procedures.  Our Compensation Committee is responsible for administering our employee benefit plans, for establishing the compensation of our Chief Executive Officer and for determining the compensation of our other executive officers.  Our Compensation Committee also establishes policies and monitors compensation for our associates in general.  While the Compensation Committee may, and does in fact, delegate authority with respect to the compensation of associates in general, the Compensation Committee retains overall supervisory responsibility for associate compensation. With respect to executive compensation, the Compensation Committee receives recommendations and information from our Chief Executive Officer regarding issues relevant to determinations made by the Compensation Committee. Our Chief Executive Officer participates in Compensation Committee deliberations regarding the compensation of other executive officers, but does not participate in deliberations regarding his own compensation.

Consultants.  Historically we have not typically engaged consultants in establishing the compensation of our associates or directors, other than attorneys who assist us in the drafting of benefit plans and comparable arrangements. Our Compensation Committee is authorized under its charter to retain or obtain the advice of compensation consultants, independent legal counsel and other advisers. Prior to selecting or receiving advice from a compensation advisor, the Compensation Committee undertakes an independence assessment, taking into consideration all factors relevant to such advisor’s independence from management, including the factors specified under NASDAQ listing requirements. In 2023, Meridian Compensation Partners (“Meridian”), an independent outside compensation consultant, advised management and our Compensation Committee on certain compensation matters. See “2023 Changes to our Executive Compensation Program – Use of Independent Advisor”, above.

Shareholder Communication with the Board

The Board of Directors has established a procedure as set forth in Bel’s Corporate Governance Guidelines that enables shareholders to communicate in writing with members of the Board. Any such communication should be addressed to the Company’s Secretary and should be sent to such individual c/o Bel Fuse Inc., 206 Van Vorst Street, Jersey City, New Jersey 07302. Any such communication must state, in a conspicuous manner, that it is intended for distribution to the entire Board of Directors. Shareholders may also communicate with the Board by directing communications through the Company’s Secretary by following instructions on the Company’s website. Under the procedures established by the Board, upon the receipt of such a communication, the Company’s Secretary will send a copy of such communication to each member of the Board, identifying it as a communication received from a shareholder.  Absent unusual circumstances, at the next regularly scheduled meeting of the Board held more than two days after such communication has been distributed, the Board will consider the substance of any such communication.

Board members are encouraged, but not required by any specific Board policy, to attend the Company’s annual meeting of shareholders. Six of the then-incumbent nine members of the Board attended the Company’s 2022 annual meeting of shareholders.

Proposal 2

RATIFICATION OF THE DESIGNATION OF GRANT THORNTON LLP

TO AUDIT BEL’S BOOKS AND ACCOUNTS FOR 2023

The Audit Committee has selected Grant Thornton LLP to audit Bel’s books and accounts for the year ending December 31, 2023 and will offer a resolution at the meeting for shareholders to ratify the designation. Although shareholder ratification is not required, the designation of Grant Thornton LLP is being submitted for ratification at the 2023 Annual Meeting of Shareholders because it is perceived to be a matter of good corporate governance practice to submit this issue for ratification by shareholders. Ultimately, the Audit Committee retains full discretion and will make all determinations with respect to the appointment of Bel’s independent registered public accounting firm.

The Board of Directors recommends a vote “FOR” Proposal 2.

Proposal 3

ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Board of Directors has approved the compensation of our Named Officers as described in this proxy statement under “Executive Compensation”. The Board has decided, consistent with the vote of our shareholders at the 2017 Annual Meeting, to hold a non-binding advisory vote, commonly known as a “Say-on-Pay” vote, on an annual basis.  This vote gives you the opportunity to express your views on our executive compensation.  Because your vote is advisory, it will not be binding upon the Compensation Committee.  However, the Compensation Committee will review and consider the results of this vote when making future executive compensation decisions.

Our compensation program is designed to motivate our executive officers to enhance long-term shareholder value and to attract and retain the highest quality executive and key employee talent available. We believe our executive compensation is aligned with increasing the value of our common stock and promoting our key strategies, values and long term financial and operational objectives.

The Board of Directors believes that the compensation of our executive officers is appropriate and recommends a vote “FOR” the following advisory resolution:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed in the Company’s 2023 proxy statement pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby APPROVED.”

Proposal 4

ADVISORY VOTE ON FREQUENCY OF SAY-ON-PAY VOTES

As described in Proposal 3 above, our shareholders are being provided the opportunity to cast an advisory vote to approve our executive compensation. The advisory vote on executive compensation described in Proposal 3 above is referred to as a “Say-on-Pay” vote. This Proposal 4 affords you the opportunity to cast an advisory vote on how often we should include a Say-on-Pay vote in our proxy materials in the future, and is often referred to as a “Say-on-Frequency” vote. As indicated under Proposal 3, since 2017, we have held a non-binding Say-on-Pay vote annually. We are required under applicable SEC rules to hold a Say-on-Frequency vote every six years. Under this Proposal 4, shareholders may vote to have the Say-on-Pay vote every year, every two years or every three years.

As with Proposal 3, your vote on this Proposal 4 is advisory and, therefore, nonbinding. However, we value your opinions, and we will consider the results of the Say-on-Frequency vote in making future determinations about the frequency of our Say-on-Pay votes.

We believe that Say-on-Pay votes should continue to be conducted every year so that shareholders may annually express their views on our executive compensation program. Our Compensation Committee, which administers our executive compensation program, values the opinions expressed by shareholders in these votes, and even though non-binding, will continue to consider the outcome of these votes in making its decisions on executive compensation.

The Board of Directors believes an advisory vote on our executive officer compensation should continue to occur annually and recommends a vote in support of the following resolution, by selecting the “every year” option on this Proposal 4:

“RESOLVED, that future annual shareholders’ advisory votes regarding the compensation paid to the Company’s Named Executive Officers is APPROVED.”

MISCELLANEOUS ITEMS

Relationship With Independent Public Accountants

Grant Thornton LLP, independent certified public accountants, has been selected by the Audit Committee to audit and report on Bel’s financial statements for the year ending December 31, 2023. Grant Thornton LLP has served as the Company’s independent auditor since 2021.

Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire.  The representatives are expected to be available to respond to appropriate questions from shareholders.

Audit Fees and Related Matters

In accordance with the requirements of the Sarbanes-Oxley Act of 2002 and the Audit Committee’s charter, all audit and audit-related work and all non-audit work performed by the Company’s independent accountants, Grant Thornton LLP, are approved in advance by the Audit Committee, including the proposed fees for such work.  The Audit Committee is informed of each service actually rendered.

Information regarding the aggregate fees for the respective services billed or expected to be billed by Grant Thornton LLP for audit services provided for, and other services provided in, the years ended December 31, 2022 and 2021, is set forth below:

Audit Fees.  Audit fees billed or expected to be billed to the Company by Grant Thornton LLP for the audit of the financial statements and audits of the effectiveness of our internal control over financial reporting included in the Company’s Annual Reports on Form 10-K, and reviews of the financial statements, included in the Company’s Quarterly Reports on Form 10-Q, for the years ended December 31, 2022 and 2021 totaled $2,088,887 and $1,875,819, respectively.

Audit-Related Fees.  For the years ended December 31, 2022 and 2021, the Company was not billed by Grant Thornton LLP for any audit-related services (defined as services which are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under the caption “Audit Fees” above).

Tax Fees.  For the years ended December 31, 2022 and 2021, the Company was billed $12,555 and $0 by Grant Thornton LLP, respectively, for tax services. The fees incurred for the year ended December 31, 2022 related to tax compliance work for one of the Company’s subsidiaries in Mexico.

All Other Fees.  For the years ended December 31, 2022 and 2021, the Company was billed $34,679 and $0 by Grant Thornton LLP, respectively, for services not covered in the three immediately preceding paragraphs. The other fees incurred during the year ended December 31, 2022 related to services in connection with a customs trade review.

Other Matters.  The Audit Committee of the Board of Directors has considered whether the provision of Audit-Related Fees, Tax Fees and All Other Fees are compatible with maintaining the independence of the Company’s principal accountant.

Applicable law and regulations provide an exemption that permits certain services to be provided by the Company’s outside auditors even if they are not pre-approved.  The Company has not relied on this exemption at any time since the Sarbanes-Oxley Act was enacted.

2021 Change in Bel’s Independent Auditor

As previously disclosed in Bel’s Current Report on Form 8-K filed on February 19, 2021, as amended by Bel’s Current Report on Form 8-K/A filed on March 12, 2021, on February 16, 2021, upon the approval of the Audit Committee, the Company appointed Grant Thornton LLP as the Company’s new independent registered public accounting firm for the Company’s first quarter ending March 31, 2021 and its fiscal year ending December 31, 2021.  On February 16, 2021, the Company, upon the approval of the Audit Committee, notified Deloitte & Touche LLP, the Company’s then-current independent registered public accounting firm, that it would be dismissed from that position upon completion of Deloitte & Touche LLP’s audit of the Company’s consolidated financial statements for the fiscal year ended December 31, 2020.  Deloitte & Touche LLP served as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2020.  On March 12, 2021, when the Company filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2020 with the SEC, Deloitte & Touche LLP completed its audit of the Company’s consolidated financial statements for such fiscal year, and the Company’s retention of Deloitte & Touche LLP as its independent registered public accounting firm with respect to the audit of the Company’s consolidated financial statements ended as of that date.

During the Company’s fiscal years ended December 31, 2019 and 2020, and the subsequent interim period through March 12, 2021, the effective date of Deloitte & Touche LLP’s dismissal: (i) the Company did not have any disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Deloitte & Touche LLP’s satisfaction, would have caused Deloitte & Touche LLP to make reference to the subject matter of disagreement in connection with their reports on the Company’s consolidated financial statements; and (ii) there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.  Deloitte & Touche LLP’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2019 and 2020 did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s fiscal years ended December 31, 2019 and 2020, and the subsequent interim period through February 16, 2021, the date of Grant Thornton LLP’s appointment, the Company did not consult with Grant Thornton LLP regarding either of the following: (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and Grant Thornton LLP did not provide a written report or oral advice on any accounting, auditing or financial reporting issue that Grant Thornton LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (2) any matter that was either the subject of a disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, or a “reportable event,” as described in Item 304(a)(1)(v) of Regulation S-K.

Other Matters

At the time that the Notice was mailed to shareholders, management was not aware that any matter would be presented for action at the Annual Meeting other than the election of directors, the ratification of the designation of Grant Thornton LLP to audit Bel’s books and accounts for 2023, the approval, on an advisory basis, of our executive compensation and a vote, on an advisory basis, on how often the Company will conduct an advisory vote on executive compensation.  If other matters properly come before the Annual Meeting, it is intended that the shares represented by proxies will be voted with respect to those matters in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the best judgment of the persons voting them.

2024 Annual Meeting; Shareholder Proposals and Nominations

Any shareholder proposals submitted, in reliance on Rule 14a-8 under the Securities Exchange Act of 1934, as amended, for inclusion in Bel Fuse Inc.’s proxy statement and form of proxy for our 2024 Annual Meeting of Shareholders, must be received by the Secretary at the principal office of the Company no later than December 12, 2023 in order to be considered for inclusion in our proxy statement and form of proxy. Such proposal must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy.

Our amended and restated by-laws state that a shareholder must provide timely written notice of any nominations of persons for election to our Board of Directors or any other proposal to be brought before the meeting together with supporting documentation. For our 2024 Annual Meeting of Shareholders, a shareholder’s notice shall be timely received by Bel Fuse’s Secretary at our principal executive office if received no later than February 23, 2024 and no earlier than January 24, 2024; provided, however, that in the event the 2024 Annual Meeting of Shareholders is scheduled to be held on a date more than 30 days before the anniversary date of the immediately preceding annual meeting of shareholders (the “Anniversary Date”) or more than 60 days after the Anniversary Date, a shareholder’s notice shall be timely if received by Bel Fuse’s Secretary at our principal executive office not earlier than the close of business on the 120th day prior to the scheduled date of such annual meeting and not later than the close of business on the later of the 90th day prior to the scheduled date of such annual meeting or the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by Bel Fuse. Proxies solicited by our Board will confer discretionary voting authority with respect to these nominations or proposals, subject to the SEC’s rules and regulations governing the exercise of this authority. The Company’s Nominating and ESG Committee charter further describes the procedures for nominations to be submitted by shareholders and other third-parties.  (See “Board of Directors – Nominating and ESG Committee Matters.”).

Further, if you intend to nominate a director and solicit proxies in support of such director nominee(s) at the 2024 Annual Meeting of Shareholders, you must also provide the notice and additional information required by Rule 14a-19 to the Company at its principal executive office no later than March 25, 2024. This deadline under Rule 14a-19 does not supersede any of the timing requirements for advance notice under our amended and restated by-laws. The supplemental notice and information required under Rule 14a-19 is in addition to the applicable advance notice requirements under our amended and restated by-laws as described in this section and it shall not extend any such deadline set forth under our amended and restated by-laws.

Householding of Annual Meeting Materials

SEC rules concerning the delivery of annual disclosure documents allow us or your broker to send a single set of our proxy materials to any household at which two or more of our shareholders reside, if we or your broker believe that the shareholders are members of the same family. This practice, referred to as "householding," benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our annual reports, proxy statements and information statements. The practice of householding does not apply to the Notice. Once you receive notice from your broker or from us that communications to your address will be "householded," the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Shareholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If a broker or other nominee holds your shares and (1) your household received a single set of proxy materials this year, but you would prefer to receive your own copy or you do not wish to participate in householding and would like to receive your own set of our proxy materials in future years or (2) you share an address with another shareholder and together both of you would like to receive only a single set of proxy materials, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

Additionally, we will promptly deliver a separate copy of this Proxy Statement to any householded shareholder upon written or oral request to: Bel Fuse Inc., 206 Van Vorst Street, Jersey City, New Jersey 07302, Attn.: Ms. Lynn Hutkin, or by phone at (201) 432-0463.

Annual Report

A copy of the Company’s Annual Report for the year ended December 31, 2022, including our audited financial statements, is being made available to our shareholders along with this proxy statement.  The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission, is available on our Company’s website https://ir.belfuse.com/financial-information/sec-filings or, without cost to shareholders upon written request made to Ms. Lynn Hutkin, Vice President of Financial Reporting and Investor Relations, Bel Fuse Inc., 206 Van Vorst Street, Jersey City, New Jersey 07302. Exhibits to the Form 10-K will be mailed upon similar request and payment of specified fees to cover the costs of copying and mailing such materials.

By Order of the Board of Directors

Lynn Hutkin, Secretary

Dated: April 10, 2023

Jersey City, New Jersey

Important Notice Regarding the Internet Availability of Proxy

Materials for the Annual Meeting of Shareholders to be held May 23, 2023

The 2023 Proxy Statement and the 2022 Annual Report to

Shareholders are available at:

https://www.cstproxy.com/belfuse/2023

PROXY

BEL FUSE INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS,

MAY 23, 2023

The undersigned hereby appoints John F. Tweedy and Farouq Tuweiq, and each of them, attorneys and proxies, with power of substitution in each of them, to represent and vote for and on behalf of the undersigned at the annual meeting of the shareholders of the Company to be held on May 23, 2023 at 11:00 am Eastern Time, and at any adjournment thereof, all shares of Class A Common Stock which the undersigned is entitled to vote, for all matters as provided on the reverse side, and at their discretion, upon other matters that may properly come before the meeting, as set forth in the related Notice of Meeting and Proxy Statement, both of which have been received by the undersigned.  Without otherwise limiting the general authorization given hereby, said attorneys and proxies are instructed to vote as indicated on the reverse side.

This proxy, when properly executed, will be voted as specified on the reverse side. If this card is returned signed but without direction marked for one or more items, regarding the unmarked items, you are granting the proxies discretion to vote "FOR" the election of all of the Board's nominees, "FOR" Proposals 2 and 3, and for the "EVERY YEAR" option on Proposal 4.

(Continued, and to be marked, dated and signed, on the other side)

YOUR VOTE IS IMPORTANT.  PLEASE VOTE TODAY.

Vote by Internet - QUICK *** EASY
IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.  Votes submitted electronically over the Internet must be received by 11:59 p.m., Local Time, on May 22, 2023.

INTERNET - www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting -

If you plan to attend the virtual online annual meeting,

you will need your 12 digit control number to vote

electronically at the annual meeting.  To attend:

https://www.cstproxy.com/belfuse/2023

MOBILE VOTING On your Smarphone/Tablet, open the QR Reader and scan the below image. Once the voting site is displayed, enter your Control Number from the proxy card and vote your shares.
PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.	MAIL - Mark, sign and date your proxy card and and return it in the postage-paid envelope provided.

PROXY

UNLESS OTHERWISE SPECIFIED IN THE SQUARES OR SPACE PROVIDED IN THIS PROXY, THIS PROXY WILL BE VOTED "FOR ALL" THE BOARD'S NOMINEES, "FOR" PROPOSALS 2 AND 3, AND FOR "EVERY YEAR" WITH RESPECT TO PROPOSAL 4.

							Please mark your votes like this	☒

1.  Election of the Board’s nominees for Director for the terms described in the Proxy Statement.

(The Board of Directors recommends a vote “FOR ALL” nominees.)

NOMINEES:

(1)  Thomas E. Dooley

(2)  Rita V. Smith

(3)  Jacqueline Brito

INSTRUCTION: To withhold authority to vote for any individual nominee(s) listed above, mark "For All Except" and write the nominee's name(s) in the space provided below.

____________________________________________________________

	FOR ALL ☐	WITHHOLD AUTHORITY FOR ALL ☐	FOR ALL EXCEPT ☐

3.  With respect to the approval, on an advisory basis, of the executive compensation of Bel's named executive officers as described in the proxy statement (The Board of Directors recommends a for “FOR”.)

						FOR ☐	AGAINST ☐	ABSTAIN ☐
				4. With respect to the vote, on an advisory basis, on how often to conduct the advisory vote on executive compensation (The Board of Directors recommends a vote for "EVERY YEAR".)	EVERY YEAR ☐	EVERY TWO YEARS ☐	EVERY THREE YEARS ☐	ABSTAIN ☐
2. With respect to the ratification of the designation of Grant Thornton LLP to audit Bel's books and accounts for 2023 (The Board of Directors recommends a vote "FOR".)	FOR ☐	AGAINST ☐	ABSTAIN ☐

5.  Upon all such other matters as may properly come before the meeting and/or any adjournment or adjournments thereof, as they in their discretion may determine. The Board of Directors is not aware of any such other matters.

CONTROL NUMBER

Signature ____________________________________ Signature, if held jointly ______________________________________						Date __________, 2023

Please sign this proxy and return it promptly whether or not you expect to attend the meeting.  You may nevertheless vote in person if you attend.  Please sign exactly as your name appears hereon.  Give full title if an Attorney, Executor, Administrator, Trustee, Guardian, etc.  For an account in the name of two or more persons, each should sign, or if one signs, he should attach evidence of his authority.